Exhibit (b)(2)
TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
CLOSE & SELL TYPE COMMITMENT TYPE SYNDICATED LOAN AGREEMENT

March31, 2011
by and between
TOMY COMPANY, LTD.
GALAXY DREAM CORPORATION
as Borrowers
SUMITOMO MITSUI BANKING CORPORATION
as Agent
SUMITOMO MITSUI BANKING CORPORATION
as Lenders

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Table of Contents

1.	Terms and Definitions		1
	1.1	Definitions	1
2.	Commitment Provisions for Tranche A		9
	2.1	Main Terms of Commitment	9
	2.2	Conditions Precedent to Incurring Lending Obligation	12
	2.3	Provisions regarding the Execution of Loans	13
	2.4	Increased Costs	15
	2.5	Payment of Commitment Fee	17
	2.6	Expiration of Commitment Period	18
3.	Commitment Provisions FOR TRANCHE B		19
	3.1	Main Terms of Commitment	19
	3.2	Conditions Precedent to Incurring Lending Obligation	24
	3.3	Provisions regarding the Execution of Loans	26
	3.4	Increased Costs	28
	3.5	Payment of Commitment Fee	29
	3.6	Expiration of Commitment Period	30
4.	Representations and Warranties by the Borrowers		32
	4.1	Representations and Warranties by the Borrowers	32
5.	Obligations of the Borrowers		35
	5.1	Obligations of the Borrowers	35
6.	Provisions regarding joint and several guarantee and relationship between borrowers		41
	6.1	Provisions regarding Joint and Several Guarantee	41
	6.2	Subsidiary Borrower Guarantee	42
	6.3	Provisions regarding Relationship between the Borrowers	43
7.	Events of Default		43
	7.1	Events of Default	43
8.	Repayment Obligations		46
	8.1	Performance of Obligations by the Borrower	46
	8.2	Setoff	47
9.	Provisions for Prepayment		49
	9.1	Voluntary Prepayment	49
	9.2	Compulsory Prepayment	49
10.	Terms and Conditions of Syndication		50
	10.1	Rights and Obligations of Lenders	50
	10.2	Distributions to Lenders	50
	10.3	Rights and Obligations of the Agent	52
	10.4	Resignation and Dismissal of Agent	54
	10.5	Decisions of Majority Lenders and Tranche Majority Lenders	55
	10.6	Recovery, etc., from a Third Person	56
	10.7	Enforcement of Revolving Security	57
	10.8	Adjustments Among Lenders	57
	10.9	Transfer and Assignment of Contractual Position	58
	10.10	Assignment of Loan Claims	60
	10.11	General Provisions	61

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 1
Contact Details of Parties
Initial Commitment Amounts of Lenders
and
Method of Notices
SCHEDULE 2-1
Commitment Fee Calculation Period,
Schedule of Repayment of Principal and
Schedule of Payment of Interest for Tranche A
SCHEDULE 2-2
Commitment Fee Calculation Period,
Schedule of Repayment of Principal and
Schedule of Payment of Interest for Tranche B
SCHEDULE 3-1
DRAWDOWN APPLICATION
(TRANCHE A)
SCHEDULE 3-2
DRAWDOWN APPLICATION
(TRANCHE B)

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
CLOSE & SELL TYPE COMMITMENT TYPE SYNDICATED LOAN AGREEMENT
This Agreement is made as of March 31, 2011, among TOMY COMPANY, LTD., (“Parent Borrower”), GALAXY DREAM CORPORATION (“Subsidiary Borrower”, and together with the Parent Borrower individually the “Borrower” and collectively the “Borrowers”), the financial institutions set out in Schedule 1 as Tranche A Lenders (individually referred to as “Tranche A Lender” and collectively “Tranche A Lenders”), the financial institutions set out in Schedule 1 as Tranche B Lenders (individually referred to as the “Tranche B Lender” and collectively the “Tranche B Lenders”, and together with the Tranche A Lenders individually the “Lender” and collectively the “Lenders”), and SUMITOMO MITSUI BANKING CORPORATION (in its capacity as agent hereinafter referred to as the “Agent”).
1. TERMS AND DEFINITIONS
1.1 Definitions
The following terms shall, except where the context clearly indicates otherwise, have the meanings given below in this Agreement.
Business Day shall mean a day other than a day designated as a holiday for banks in Japan, provided, however, that if a city is indicated in front of the term Business Day, then it shall mean the business day in that city (in case more than one city is indicated, the business day in all of those cities).
Agent shall mean the Facility Agent or the Paying Agent or both collectively.
Agent Account shall mean the following bank accounts of the Paying Agent in relation to each Individual Loan:
(i)	in relation to Japanese Yen Individual Loans to the Parent Borrower:

Bank: Sumitomo Mitsui Banking Corporation

Branch: tokyo-chuo Branch

Account Type: separate deposit

Account Number:915961

Account Name:kabushikikaisyatakaratomy agent account

(ii)	in relation to US Dollar Individual Loans to the Subsidiary Borrower:

Receiving Bank: Citibank N.A., New York (Swift Code: CITIUS33 , ABA#021000089)

Account Number: 36023837

Account Name: Sumitomo Mitsui Banking Corporation

Reference : ATTN:CBDA-1 Loan Services Department, for Galaxy Dream Corporation

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Yen Conversion shall mean the conversion or the method for conversion into Yen of the principal of the US Dollar Individual Loan, the Individual Loan Amount, and other amounts for the US Dollar Individual Loan, at the TTM rate (which shall not be changed even if such rate is later withdrawn or revised) published by the Facility Agent at 10 am, or as close thereafter as possible, Tokyo time, of the date on which the relevant Drawdown Application of the US Dollar Individual Loan is received by the Facility Agent and the Parent Borrower confirms such receipt by telephone or otherwise.
Lending Offices shall mean the offices of each Lender located in Japan or overseas as indicated in Schedule 1. The Lending Offices of each Lender indicated as Japan offices shall provide the loan for the Parent Borrower, and the Lending Offices of each Lender indicated as overseas offices shall provide the loan for the Subsidiary Borrower.
Lending Obligation shall mean the obligation of each Lender to make an Individual Loan to the Borrower in response to the Drawdown Application submitted by the Borrower in accordance with the terms of this Agreement.
Lending Currency shall mean the currency of the Individual Loans which shall be Japanese Yen or US Dollar.
Merger Agreement shall mean the AGREEMENT AND PLAN OF MERGER dated March 10, 2011 by and among RC2 CORPORATION, Parent Borrower and Subsidiary Borrower.
Merger Closing Date shall mean “CLOSING DATE” as defined in the Merger Agreement.
Drawdown Application shall mean an application substantially in the form of Schedule 3-1 or 3-2 submitted or faxed to the Agent by the Borrower in the case where the Borrower wishes to borrow under this Agreement.
Relevant Interbank Market shall mean (i) the Tokyo interbank market etc. in relation to the Japanese Yen Individual Loans to the Parent Borrower; and (ii) the New York interbank markets etc. or the London interbank markets etc. in relation to the US Dollar Individual Loans to the Subsidiary Borrower.
Relevant Business Day shall mean (i) the Business Day in relation to the Japanese Yen Individual Loans; and (ii) the Tokyo-New York-London Business Day in relation to the US Dollar Individual Loans.
Restricted Party means any person listed:
(i)	in the Annex to the Executive Order (defined in the definition of “Anti-Terrorism Law”);

(ii)	on the most current “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury at its official website or any replacement official website or other replacement official publication of such list.
Offer Closing Date shall mean “Offer Closing Date” as defined in the Merger Agreement.
Taxes and Public Charges, etc. shall mean income taxes, corporate taxes and all other public taxes and public charges which are assessable in Japan and other countries.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Individual Loan shall mean the Japanese Yen Individual Loans or the US Dollar Individual Loans or both collectively.
Individual Loan Money shall mean the money which the Lender loans to the Borrower as Individual Loan through the Lending Office. The amount of Individual Loan Money (the amount obtained by multiplying the relevant Tranche Commitment Ratio of each Lender with respect to each Tranche to the loan amount indicated on the related Drawdown Application of such Tranche) shall be referred to as Individual Loan Amount.
Outstanding Individual Loan Money shall mean the principal, interest, late payment charge, Break Funding Cost or all other money owed by the Borrower for the relevant Individual Loan in accordance with this Agreement, and this money owed by the Borrower shall be referred to as Outstanding Individual Loan Amount. In addition, when calculating the Commitment Ratio, if the principal of the US Dollar Individual Loan is included in the principal of the Outstanding Individual Loan Money in the relation to Tranche B, the principal amount of such Outstanding Individual Loan Money shall be the amount derived after the Yen Conversion.
Commitment Amount shall mean the maximum amount of the Lending Obligation of the Lender under this Agreement.
Commitment Fee shall mean the fee to be paid by the Parent Borrower to the Lenders under the provisions of this Agreement in consideration of the Lending Obligation.
Commitment Letter shall mean the Project Galaxy Commitment Letter dated March 11, 2011 issued to the Parent Borrower by the Agent.
Covenants Object Assets shall mean all assets of the Parent Borrower and the Subsidiary Borrower.
Minimum Currency Unit shall mean 1 yen for JPY and 1 cent for USD.
Commitment Ratio shall mean the ratio of the aggregate Commitment Amount of Tranche A and Tranche B of each Lender to the aggregate Total Commitment Amount of Tranche A and Tranche B. For each Tranche, the ratio of the Commitment Amount of each Lender with respect to such Tranche to the Total Commitment Amount of such Tranche shall be referred to as Tranche Commitment Ratio.
Proposed Drawdown Date shall mean the relevant Business Day within the Commitment Period which is proposed in the Drawdown Application by the Parent Borrower as the day for the advance of a loan.
Drawdown Date shall mean the day on which an Individual Loan is made.
Payment Time shall mean, in the case where a Payment Date is provided for under this Agreement, (i) noon time (Tokyo time) of the Payment Date in relation to the Japanese Yen Individual Loans to the Parent Borrower; or (ii) noon time (New York time) of the Payment Date in relation to the US Dollar Individual Loans to the Subsidiary Borrower.
Syndicate Account shall mean collectively the following bank accounts of the Borrower at Sumitomo Mitsui Banking Corporation in relation to each Individual Loan:
(i)	in relation to Japanese Yen Individual Loans to the Parent Borrower:

Branch:tokyo-chuo Branch

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

Account Type: ordinary account

Account Number:8527097

Account Name: kabushikikaisyatakaratomy

(ii)	in relation to US Dollar Individual Loans to the Subsidiary Borrower:

Branch: Sumitomo Mitsui Banking Corporation (New York Branch)

Account number: 46-313458-70

Account Name: GALAXY DREAM CORPORATION
Restricted Margin Stock shall mean Margin Stock, the aggregate value of which represents not more than one third of the aggregate value (determined in accordance with Regulation U of the Margin Regulations) of the Covenants Object Assets (exclusive of the value of Margin Stock).
Break Funding Cost shall mean the settled fund in cases where the principal is repaid or set off before the Payment Date of principal of an Individual Loan and the Reinvestment Rate falls below the Base Rate, and obtained by multiplying the difference between the Reinvestment Rate and the Base Rate, by the actual number of days of the Remaining Period and the principal amount which was repaid or set off. In this definition, “Remaining Period” shall mean the period between the day the repayment or set-off was made (inclusive) and the next Interest Payment Date (inclusive), “Reinvestment Rate” shall mean the interest rate reasonably determined by the Lenders as the interest rate based on the assumption that the repaid or set off principal amount will be reinvested in the Relevant Interbank Market. The calculation for such Break Funding Cost shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down, provided however that in the case where the repayment or set off has been made on the Interest Payment Date, no Break Funding Cost should be payable.
Total Outstanding Balance shall mean, in relation to each Tranche, the total principal amount of the Outstanding Individual Loan Money owed to all the Lenders of such Tranche.
Increased Costs shall mean the increased portion (the amount reasonably calculated by such Lender) of expenses in the case where the Lender’s expenses required in relation to the Lending Obligations and this Agreement (excluding any increase caused by a change in tax rates on taxable income of such Lender) are substantially increased due to any enactment or amendment of Laws and Ordinances, etc. or change to construction or operation thereof, introduction or increase of reserves etc.
Increased Costs Lender shall mean a Lender that has incurred Increased Costs.
Total Commitment Amount shall mean, in relation to each Tranche, the total of the Commitment Amount of all the Lenders of such Tranche.
Assignment For Syndication shall mean the transfer or assignment by Sumitomo Mitsui Banking Corporation as a Lender of its position, rights and obligations under this Agreement (including loan claims under this Agreement if there is any) to one or more third parties (who shall be limited to corporations which are Japanese residents (those which have its head office, branches or business offices registered under the laws of Japan in Japan, excluding the money lenders as defined in

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
paragraph 2 of Article 2 of the Money Lending Business Act)) until the period ending on September 30, 2011 for the purpose of forming a syndicate.
Damages, etc. shall mean damages, losses and costs (including, but not limited to, those costs incurred to avoid damages and losses, those costs incurred to recover damages and losses, and attorney fees).
Majority Lenders shall mean one or more Lenders whose Commitment Ratio(s) amounts to 67% or more in total as of the Decision Base Time; provided, however, that, for the period after some of the Lenders’ Lending Obligations with respect to any Tranche are extinguished and where the Outstanding Individual Loan Money in relation to such Tranche remains, the percentage shall be calculated as if the principal amount of the Outstanding Individual Loan Money equals to the Commitment Amount of the Lender with respect to such Tranche as of the Decision Base Time, and that for the period after all the Lenders’ Lending Obligations with respect to all the Tranche are extinguished, and where the repayment of all obligations pursuant to this Agreement has not been completed, the percentage shall be that of the total principal amount of the Outstanding Individual Loan Money with respect to Tranche A and Tranche B for such Lender(s) to the total of the Total Outstanding Balance with respect to Tranche A and Tranche B as of the Decision Base Time. “Decision Base Time” shall mean, in the case where the Lender(s) determines that an event requiring instructions by the Majority Lenders has occurred, the point in time when the Facility Agent receives a notice from such Lender for the request for decision making by the Majority Lenders under this Agreement, and in the case where the Facility Agent determines that a decision by the Majority Lenders is necessary, the point in time when the Facility Agent dispatches a notice that a decision will be made by the Majority Lenders.
Temporary Advance Cost shall mean, in the case where the Paying Agent makes a Temporary Advance, the amount calculated as the amount of Temporary Advance multiplied by the Funding Rate, and the actual number of days of the Temporary Advance Period. “Temporary Advance Period” shall mean the period commencing on (and including) the date that a Temporary Advance is made and ending on (and including) the date that such Temporary Advance is repaid in full, and the “Funding Rate” shall mean the interest rate that the Paying Agent reasonably determines as the interest rate to fund the amount of Temporary Advance throughout the Temporary Advance Period. The calculation for such Temporary Advance Cost shall be on a per diem basis, inclusive of first day and exclusive of last day, wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down.
Temporary Advance shall mean, (i) with respect to a repayment by the Borrower on a Payment Date, the act of payment by the Paying Agent to the Lenders of an amount equivalent to the amount to be distributed to the Lenders before the completion of payment from the Borrower or (ii) with respect to an Individual Loan by a Lender on the Drawdown Date, the act of payment by the Agent to the Borrower of an amount equivalent to the Individual Loan to be made by each Lender prior to the deposit of such amount into the Agent Account by such Lender.
Specified Representation shall mean representations of the Borrowers set out in item (i), (iii) (solely as such representation relates to the Borrower’s due authorization, execution and delivery of this Agreement), (v) (solely as such representation relates to the Borrower’s due authorization, execution and delivery of this Agreement), (vi) and (xiii) to (xv) of section 4.1.
Tranche Majority Lenders shall mean Tranche A Majority Lenders in relation to Tranche A, and Tranche B Majority Lenders in relation to Tranche B.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Tranche A Majority Lenders shall mean one or more Tranche A Lenders whose Tranche Commitment Ratio with respect to Tranche A amount to 67% or more in total as of the Tranche A Decision Base Time; provided, however, that, for the period after some of the Tranche A Lenders’ Lending Obligations with respect to Tranche A are extinguished and where the Outstanding Individual Loan Money in relation to Tranche A remains, the percentage shall be calculated as if the principal amount of such Outstanding Individual Loan Money equals to the Commitment Amount of such Lender with respect to Tranche A as of the Tranche A Decision Base Time, and that for the period after all the Tranche A Lenders’ Lending Obligations with respect to Tranche A are extinguished, and where the repayment of all obligations pursuant to this Agreement in relation to Tranche A has not been completed, the percentage shall be that of the total principal amount of the Outstanding Individual Loan Money with respect to Tranche A for such Lender(s) to the Total Outstanding Balance with respect to Tranche A as of the Tranche A Decision Base Time. “Tranche A Decision Base Time” shall mean, in the case where the Lenders determine that an event requiring instructions by the Tranche A Majority Lenders has occurred, the point in time when the Facility Agent receives notice for the request for decision making by the Tranche A Majority Lenders under this Agreement, and in the case where the Facility Agent determines that a decision by the Tranche A Majority Lenders is necessary, the point in time when the Facility Agent gives notice that a decision will be made by the Tranche A Majority Lenders.
Tranche B Majority Lenders shall mean one or more Tranche B Lenders whose Tranche Commitment Ratio with respect to Tranche B amount to 67% or more in total as of the Tranche B Decision Base Time; provided, however, that, for the period after some of the Tranche B Lenders’ Lending Obligations with respect to Tranche B are extinguished and where the Outstanding Individual Loan Money in relation to Tranche B remains, the percentage shall be calculated as if the principal amount of such Outstanding Individual Loan Money equals to the Commitment Amount of such Lender with respect to Tranche B as of the Tranche B Decision Base Time, and that for the period after all the Tranche B Lenders’ Lending Obligations with respect to Tranche B are extinguished, and where the repayment of all obligations pursuant to this Agreement in relation to Tranche B has not been completed, the percentage shall be that of the total principal amount of the Outstanding Individual Loan Money with respect to Tranche B for such Lender(s) to the Total Outstanding Balance with respect to Tranche B as of the Tranche B Decision Base Time. “Tranche B Decision Base Time” shall mean, in the case where the Lenders determine that an event requiring instructions by the Tranche B Majority Lenders has occurred, the point in time when the Facility Agent receives notice for the request for decision making by the Tranche B Majority Lenders under this Agreement, and in the case where the Facility Agent determines that a decision by the Tranche B Majority Lenders is necessary, the point in time when the Facility Agent gives notice that a decision will be made by the Tranche B Majority Lenders.
Japanese Yen or Yen shall mean the official currency in Japan.
Japanese Yen Individual Loan shall mean a loan advanced to the Parent Borrower by each Lender in Japanese Yen pursuant to a Drawdown Application.
Unrestricted Margin Stock shall mean any Margin Stock which is not Restricted Margin Stock.
Anti-Terrorism Law means each of:
(i)	Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the Executive Order); and

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(ii)	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act) (the USA Patriot Act).
Facility Agent shall mean the Market Administration Center of the Syndication Department of Sumitomo Mitsui Banking Corporation who would act as Facility Agent provided under this Agreement.
U.S. Bankruptcy Law means the Bankruptcy Code (Title II, United States Code, as hereafter amended) of the United States or any other United States Federal or State bankruptcy, insolvency or similar debtor relief law.
US Dollar, Dollar or Cent shall mean the official currency in the United States of America.
US Dollar Individual Loan shall mean a loan advanced to the Subsidiary Borrower by each Lender in US Dollar pursuant to a Drawdown Application.
Paying Agent shall mean (i) the Market Administration Center of Sumitomo Mitsui Banking Corporation (the Domestic Paying Agent) who would act as agent for the Japanese offices of the Lenders in relation to the Japanese Yen Individual Loan to the Parent Borrower, and (ii) Corporate Banking Dept.-I, Americas Division of Sumitomo Mitsui Banking Corporation (the Oversea Paying Agent) who would act as agent for the overseas offices of the Lenders in relation to the US Dollar Individual Loan to the Subsidiary Borrower.
Payment Date shall mean (i) with respect to the principal of each Individual Loan, the Principal Repayment Date, (ii) with respect to interest, the Interest Payment Date and (iii) with respect to the Commitment Fee and other amounts, the date specified for making such payment under this Agreement.
Reports, etc. shall mean, in respect of each of the Parent Borrower and the Subsidiary Borrower, the following documents:
(i)	in relation to the Parent Borrower:

securities report (yuka shouken houkokusho), semi-annual report (hanki houkokusho), quarterly report (shihanki houkokusho), extraordinary report (rinji houkokusho), revised report (teisei houkokusho), etc. provided under the Financial Instruments and Exchange Act; and

(ii)	in relation to the Subsidiary Borrower:

financial statements which the Subsidiary Borrower is required to prepare under the applicable laws and regulations of its jurisdiction of incorporation
Laws and Ordinances, etc. shall mean the treaties, laws, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives and policies of relevant authorities which apply to this Agreement, the transactions under this Agreement or the parties to this Agreement.
Merger shall mean the Subsidiary Borrower’s merger with and into RC2 Corporation which is contemplated under the Merger Agreement.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Tender Offer shall mean the tender offer under the US law for the shares of RC2 Corporation, which is contemplated under the Merger Agreement.
Margin Stock has the meaning assigned to it in Regulation U of the Margin Regulations.
Margin Regulations shall mean Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.
Unused Commitment Amount shall mean, with respect to each Tranche, the amount obtained after deducting the aggregate principal amount of the Outstanding Individual Loan Money with respect to such Tranche (after the Yen Conversion in relation to the Outstanding Individual Loan Amount of the US Dollar Individual Loan) from the Commitment Amount with respect to such Tranche.
Tomy Corporation shall mean Tomy Corporation whose heading office is located in 3 MacArthur Place, Suite 950 Santa Ana, CA 92707 USA.
RC2 Corporation shall mean RC2 Corporation whose heading office is located in 1111 W. 22nd Street Suite 320 Oak Brook, IL 60523 USA.
MAE shall mean “Company Material Adverse Effect” as defined under the Merger Agreement.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
2.	COMMITMENT PROVISIONS FOR TRANCHE A

2.1	Main Terms of Commitment

(1)	Lending Obligation

Each Tranche A Lender shall bear the Lending Obligation in relation to Tranche A to the Parent Borrower in accordance with the provisions of this Agreement under the following terms:

Total Commitment Amount	At the time of execution of this Agreement, the Total Commitment Amount shall be JPY 35,000,000,000, and the Commitment Amount with respect to Tranche A of each Tranche A Lender is as set out in Schedule 1.

Commitment Period Commencement Date	April 20, 2011

Commitment Period Expiration Date	March 31, 2012

Commitment Period	The Commitment Period shall be the period commencing from (and including) the Commitment Period Commencement Date in relation to Tranche A to (and including) the Commitment Period Expiration Date in relation to Tranche A, provided, however, that in case the Lending Obligations of Tranche A in relation to all the Tranche A Lenders expire in accordance with the terms of this Agreement before the Commitment Period Expiration Date in relation to Tranche A, the period up to (and including) the date of such expiration.

Number of Individual Loans	The Tranche A Lenders shall have the obligation to advance up to 10 Individual Loans in relation to Tranche A to the Parent Borrower pursuant to the provisions of this Agreement at the request by the Parent Borrower of the advancement of Tranche A.

Commitment Fee Rate	0.25% per annum

Commitment Fee Calculation Period	The Commitment Fee Calculation Period shall be the period from (and including) the Commitment Fee Calculation Period Commencement Date to (and including) the Commitment Fee Calculation Period End Date as indicated in Schedule 2-1 as “Commitment Fee Calculation Period”.
(2)	Japanese Yen Individual Loan

The Parent Borrower shall apply for Japanese Yen Individual Loans with respect to Tranche A to the Parent Borrower in accordance with the provisions of this Agreement under the following terms and conditions, and the Tranche A Lenders shall make Japanese Yen Individual Loans with respect to Tranche A to the Parent Borrower under the following terms and conditions.

Use of Funds	Funds for an acquisition of RC2 Corporation’s shares tendered in the Tender Offer (including during any subsequent offering periods), RC2 Corporation’s shares cashed out in the Merger (subsequent to the tender offer), repayment of the existing credit facility of RC2 Corporation, RC2 Corporation’s equity awards and payment of costs

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

and expenses in connection with this Agreement or the Merger Agreement (including funds for making loans and/or equity contributions by the Parent Borrower to its subsidiaries, the proceeds of which are used for such purposes).

Deadline for sending the Drawdown Application	Noon time (Tokyo time) on the day two (2) Business Days prior to the Proposed Drawdown Date in relation to the initial borrowing. Noon time (Tokyo time) on the day three (3) Business Days prior to the Proposed Drawdown Date in relation to the borrowings after the initial borrowing.

Deadline for sending the Drawdown Application to the Lenders	The Business Day on which the Facility Agent has received the Drawdown Application (Tokyo time).

Drawdown Application Unit	1% or more of the Total Commitment Amount of Tranche A in units of 1%

Maturity Date	March 31, 2017

Principal Repayment Date	Each day indicated as the Principal Repayment Date in the Schedule of repayment of principal of each Individual Loan in Schedule 2-1.

Method of Repayment of Principal	Payment on each Principal Repayment Date of the Principal Repayment Amount (as set out in Schedule 2-1) for the relevant Principal Repayment Date.

Prepayment	As separately provided in this Agreement.

Interest Period	The calculation period for interest to be paid on the relevant Interest Payment Date. With respect to each Individual Loan with respect to Tranche A, the Interest Period for the Interest Payment Date immediately following the Drawdown Date (such period to be referred as the First Interest period; the same applies to the second and following Interest Periods) shall be the period from (and including) the Drawdown Date to (and including) the immediately following Interest Payment Date. The second and following Interest Periods shall be from (and including) the last day of the preceding Interest Period to (and including) the succeeding Interest Payment Date.

Base Rate
(1)   In relation to the first Interest Period of the Individual Loan with respect to Tranche A, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, two (2) Business Days prior to the Proposed Drawdown Date, the rate corresponding to one (1) month; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the one (1) month in the Tokyo interbank market etc. on such date.

(2) In relation to the second and following Interest Periods

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

      ending on September 30, 2011 of the Individual Loans with respect to Tranche A, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, two (2) Business Days prior to the Interest Payment Date of the preceding Interest Period (the Rate Determination Date), the rate corresponding to one (1) month; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the one (1) month in the Tokyo interbank market etc. on the Rate Determination Date.

(3)   In relation to the Interest Periods after September 30, 2011 of the Individual Loans with respect to Tranche A, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, on the Rate Determination Date, the rate corresponding to three (3) months; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the three (3) months in the Tokyo interbank market etc. on the Rate Determination Date.

Spread	0.75% per annum

Applicable Interest Rate	The interest rate that is the sum of the Base Rate and the Spread.

Interest Payment Date	Each day indicated as Interest Payment Dates in the Schedule of payment of interest of each Individual Loan in Schedule 2-1.

Method of Payment of Interest	The total amount obtained by multiplying the principal amount of the Outstanding Individual Loan Money with respect to Tranche A of each Tranche A Lender for each Interest Period by the Applicable Interest Rate and the actual days of the relevant Interest Period (inclusive of first day and exclusive of last day), calculated on a per diem basis (wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down), shall be paid on the Interest Payment Date in relation to the relevant Interest Period.

Adjustment of Interest Payment Date and Principal Repayment Date	In the case where a Payment Date of any principal and interest will fall on a day other than the Relevant Business Day, the succeeding Relevant Business Day shall be the Payment Date, but if such succeeding Relevant Business Day would fall in the succeeding calendar month, then the day immediately preceding Relevant Business Day shall be the Payment Date.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
2.2	Conditions Precedent to Incurring Lending Obligation

The incurring of Lending Obligation in relation to Tranche A shall be subject to each of the following conditions precedent:

(1)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or prior to the Offer Closing Date:
(i)	This Agreement and the Merger Agreement shall have been duly executed and delivered by the Borrowers;

(ii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement;

(iii)	The Parent Borrower has submitted all the following documents to the Facility Agent and all the Tranche A Lenders (provided, however, that in the case where the document has already been submitted pursuant to item (iii) of paragraph (1) of section 3.2 to the Tranche A Lender which is also a Tranche B Lender, such document need not be submitted to such Tranche A Lender):
(a)	certificate of seal of the representatives of the Parent Borrower who affix name and seal to this Agreement (one issued not more than three (3) months prior to the date of receipt thereof and valid as of the date of execution of this Agreement);

(b)	certified copy of commercial registration (one issued not more than three (3) months prior to the date of receipt thereof and valid as of the date of execution of this Agreement);

(c)	registration of seal impression in the form specified by the Agent;

(d)	confirmation letter evidencing that the appropriate internal procedures have been completed with respect to the execution of this Agreement and the borrowing under this Agreement;

(e)	copy of the executed Merger Agreement; and

(f)	following documents relating to the Subsidiary Borrower:
•	certificate of the organization, existence and good standing of the Subsidiary Borrower in its jurisdiction of organization;

•	certificate of incumbency of the signing officers of this Agreement and the Merger Agreement;

•	articles of incorporation or other equivalent document of the Subsidiary Borrower as certified by the applicable Secretary of State;

•	certified copy of by-laws or other equivalent internal company rules of the Subsidiary Borrower; and

•	documents evidencing that the appropriate internal procedures have been completed with respect to the execution of this Agreement and the Merger Agreement:

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESEError! Unknown document property name.
(iv)	The Tender Offer has been validly launched.

(v)	No provision of the Merger Agreement shall have been waived, amended, restated, supplemented or otherwise modified in a manner materially adverse to the interests of the Lenders (without the prior written consent of the Agent);

(vi)	All reasonable and documented out-of pocket costs and expenses that were invoiced at least three (3) Business Days prior to the initial Drawdown Date and that are required to be paid on or prior to the initial Drawdown Date pursuant to the Commitment Letter have been paid;

(vii)	The Specified Representations shall be true and correct in all material respects;

(viii)	The documentation and other information that is required by regulatory authorities under the applicable “know-your-customer” and anti-money laundering rules and regulations has been provided to the Lenders; and

(ix)	No MAE shall have occurred since the date of the Merger Agreement.
(2)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or after the following day of the Offer Closing Date and prior to (and excluding) the Merger Closing Date:
(i)	The Tender Offer shall have been or shall be consummated and the initial borrowing under this Agreement has been made;

(ii)	The Merger Agreement shall remain in full force and effect; and

(iii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement.
(3)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or after the Merger Closing Date:
(i)	The “Closing” as defined in the Merger Agreement shall have occurred; and

(ii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement.
2.3	Provisions regarding the Execution of Loans
(1)	In the case where the Parent Borrower wishes the execution of a Tranche A loan under this Agreement, the Parent Borrower shall prepare a Drawdown Application and make application for a Tranche A loan to all the Tranche A Lenders by submitting the original of the same to the Facility Agent by hand or faxing the same no later than the deadline for sending the application for a Tranche A loan provided for in this Agreement. In case where the Parent Borrower sends the Drawdown Application by fax to the Facility Agent, it shall confirm by telephone or other method that the Facility Agent has received the Drawdown Application.

The amount of the Tranche A loan (Drawdown Application Unit) and the Payment Date for the Tranche A loan set out in the Drawdown Application shall comply with the terms and conditions provided for in this Agreement and, with regards to all the Tranche A Lenders, the Individual Loan Amount in relation to Tranche A calculated from the amount of such loan shall not exceed the

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Unused Commitment Amount in relation to Tranche A of each Tranche A Lender on the Proposed Drawdown Date set out in the Drawdown Application.
(2)	The application of drawdown of a Tranche A loan under the preceding paragraph shall become effective in relation to all the Tranche A Lenders when the Facility Agent receives the Drawdown Application or confirms receipt of transmission of the Drawdown Application. After receipt or confirmation of receipt of transmission of the Drawdown Application by the Facility Agent, the Parent Borrower shall not withdraw or change the application for the Tranche A loan made under the preceding paragraph, regardless of the reason, in relation to any Tranche A Lender. In the case where the Facility Agent receives a Drawdown Application from the Parent Borrower in accordance with the preceding item or confirms receipt of transmission of a Drawdown Application, the Facility Agent shall notify all the Tranche A Lenders through the Paying Agent of the fact and contents of the application for Tranche A loan by the Parent Borrower by sending a copy of the Drawdown Application to the relevant Lending Offices of all the Tranche A Lenders by the deadline provided for in this Agreement.

(3)	During the Commitment Period in relation to Tranche A, the Tranche A Lenders shall bear the Lending Obligation in relation to Tranche A, subject to the condition that all the conditions precedent to incurring Lending Obligation in relation to Tranche A provided for in this Agreement is satisfied as of the Drawdown Date of the Individual Loan in relation to Tranche A (regardless of the existence of a notice under (6) below). The determination of fulfilment of the conditions precedent shall be made by each Tranche A Lender, and the other Tranche A Lenders and the Facility Agent shall have no obligation or liability for the decision of such Tranche A Lender and non-performance of the loan by such Tranche A Lender.

(4)	In the case where the Tranche A Lenders have received an application for a Tranche A loan in accordance with (1) of this section and the conditions precedent to incurring Lending Obligation in relation to Tranche A under this Agreement have been fulfilled as of the time of drawdown of the Individual Loan, the Tranche A Lenders shall pay the Individual Loan Amount to the relevant Agent Account on the Proposed Drawdown Date (provided, however, that each Tranche A Lender shall complete the procedures for the remittance to the Agent Account in relation to such payment no later than 10 a.m. (Tokyo time) on the Proposed Drawdown Date). On the Proposed Drawdown Date, the Paying Agent shall deposit the amount deposited in the Agent Account for such loan into the Syndicate Account, and the Lender’s loan shall be deemed to be executed as of the time the deposit is made into the Syndicate Account.

(5)	In the case where a Tranche A loan is executed in accordance with the preceding paragraph, the Parent Borrower shall promptly send a receipt setting out the amount of the Tranche A loan and the details of the Individual Loan in relation to Tranche A to the Facility Agent. The Facility Agent shall, when it receives such receipt, promptly deliver a copy of the receipt to the Tranche A Lenders making the Individual Loan in relation to Tranche A. The Facility Agent shall retain the original of the receipt for the relevant Lenders until repayment of the full amount of the Outstanding Individual Loan Money for the Individual Loan.

(6)	The Tranche A Lender who has decided not to advance an Individual Loan in relation to Tranche A for the reason that all or a part of the conditions precedent to the Lending Obligation in relation to Tranche A have not been fulfilled (Non-lending Tranche A Lender) may deliver a notice to the Facility Agent, the Parent Borrower and all the other Lenders with details of the reason of not making the loan; provided, however, that in the case where the advance of the Individual Loan in relation to Tranche A has not been made by the Non-lending Tranche A Lender even though the conditions have been fulfilled, the Non-lending Tranche A Lender shall not be exempted from the liability for breach of the Lending Obligation in relation to Tranche A.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(7)	In the case where Damages, etc., are incurred by the Tranche A Lender or the Agent due to the Tranche A Lender’s failure to make the Individual Loan in relation to Tranche A, the Parent Borrower shall bear such Damages, etc.; provided, however, that this shall not apply in the case where not making the Individual Loan in relation to Tranche A is a breach of the Lending Obligation in relation to Tranche A of such Tranche A Lender. The amount borne by the Parent Borrower under this paragraph shall be limited to the amount obtained by multiplying (i) the principal amount of the Individual Loan in relation to Tranche A which the Tranche A Lender has failed to make (hereinafter referred to as “Relevant Principal Amount” in this paragraph) by (ii) the difference between the Reinvestment Rate and the Base Rate applicable to the Interest Period relevant to the Proposed Drawdown Date of such Individual Loan and (iii)the actual number of days of the Remaining Period. In this paragraph, “Remaining Period” shall mean the period between the Proposed Drawdown Date of such Individual Loan (inclusive) and the next Interest Payment Date (inclusive), “Reinvestment Rate” shall mean the interest rate reasonably determined by the Tranche A Lenders as the interest rate based on the assumption that the Relevant Principal Amount would be reinvested in the Tokyo Interbank Market during the Remaining Period. The calculation above shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down.

(8)	If the notice pursuant to (6) of this section is not delivered, the Paying Agent may execute the Individual Loan in relation to Tranche A of the Tranche A Lender by Temporary Advance (provided, however, that the Paying Agent shall not be obliged to execute the Temporary Advance). After the Temporary Advance, regardless of whether the relevant Tranche A Lender has the Lending Obligation in relation to Tranche A, the relevant Tranche A Lender shall deposit the full amount equivalent to the Individual Loan Amount into the relevant Agent Account. If the relevant Tranche A Lender does not complete the deposit on the date the Temporary Advance was executed, the relevant Tranche A Lender shall, immediately upon the Paying Agent’s request, pay any Temporary Advance Cost required for making such Temporary Advance to the Paying Agent. In the case the relevant Tranche A Lender does not make the payment above, the Parent Borrower shall, immediately upon the Paying Agent’s request, repay the amount equivalent to the Individual Loan Amount in relation to Tranche A with respect to such Temporary Advance to the Paying Agent together with any Temporary Advance Cost required for making such Temporary Advance.
2.4	Increased Costs
(1)	The Tranche A Increased Costs Lender may, by notifying the Parent Borrower in writing through the Facility Agent and attaching a reasonable reason for the occurrence of the Increased Costs, request the Parent Borrower to elect either to  bear the Increased Costs, ‚ with respect to such Increased Costs Lender, (a) extinguish the Lending Obligation in relation to Tranche A or (b) terminate this Agreement in relation to Tranche A (provided, however, that such Tranche A Increased Costs Lender shall specify whether (a) or (b)). The Parent Borrower shall respond to such notice of request by giving written notice to such Increased Costs Lender through the Facility Agent within fifteen (15) Business Days of the date of receipt of the notice by the Parent Borrower. In the case where the application for the Drawdown of Tranche A pursuant to this Agreement is made during the period from (and including) the day the Parent Borrower receives the notice of request to (and including) the day the Facility Agent receives the reply notice from the Parent Borrower, the Facility Agent shall, with such Drawdown application, deem that the Parent Borrower has sent a reply notice electing to bear the Increased Costs, and the Parent Borrower shall agree without objection.

(2)	In the case where the Parent Borrower elects to bear the Increased Costs in response to the Tranche A Increased Costs Lender’s request under the preceding paragraph, the Parent Borrower shall pay, in accordance with the provisions of this Agreement, to such Increased Costs Lender the money

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
equivalent to such costs five (5) Business Days after the day the reply under the preceding paragraph is received by such Tranche A Increased Costs Lender.

(3)	In the case where the Parent Borrower elects to extinguish the Lending Obligation of Tranche A or terminate this Agreement with respect to Tranche A in relation to such Increased Costs Lender in response to the request made pursuant to paragraph (1) of this section, the Parent Borrower shall notify the Facility Agent and all the Tranche A Lenders in writing of such fact.

(4)	In the case where the Tranche A Increased Costs Lender specified the extinguishment of the Lending Obligation in relation to Tranche A in the request provided in paragraph (1) above, and the Patent Borrower notifies pursuant to the preceding item, the Lending Obligation in relation to Tranche A of such Increased Costs Lender shall be extinguished on the day such Increased Costs Lender receives such notice (the Lending Obligation Expiration Date) and the Commitment Period shall terminate with respect to such Increased Costs Lender; provided, however, that the Parent Borrower shall pay the Outstanding Individual Loan Money of Tranche A to such Increased Costs Lender on the Payment Date after the Lending Obligation Expiration Date. Until the Parent Borrower completes performance of all the obligations with respect to Tranche A under this Agreement to such Increased Costs Lender, the relevant provisions of this Agreement regarding the performance of such obligations by the Parent Borrower shall remain in full force and effect in relation to the Increased Costs Lender.

(5)	In the case where the Tranche A Increased Costs Lender specified the termination of this Agreement in relation to Tranche A in the request provided in paragraph (1) above, and the Parent Borrower notifies pursuant to paragraph (3) above, this Agreement shall be terminated only in relation to such Increased Costs Lender with respect to Tranche A on the day the Increased Costs Lender received such notice (the Agreement Termination Date). In such case, the Parent Borrower shall perform all the obligations with respect to Tranche A under this Agreement in accordance with the provisions of this Agreement on the day five (5) Business Days after the Agreement Termination Date. Until the Parent Borrower completes performance of all the obligations with respect to Tranche A under this Agreement in relation to such Increased Costs Lender, the relevant provisions of this Agreement regarding the performance of such obligations by the Parent Borrower shall remain in full force and effect in relation to the Increased Costs Lender.

(6)	In the case where the Lending Obligations with respect to Tranche A of the Tranche A Increased Costs Lender is extinguished or this Agreement with respect to Tranche A has been terminated in accordance with paragraph (4) and (5) above, the Parent Borrower shall not be required to pay to such Increased Costs Lender for the period after the termination of the Lending Obligations with respect to Tranche A of such Increased Costs Lender or the termination of this Agreement with respect to Tranche A corresponding to the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche A by the total amount of the daily Unused Commitment Amount of Tranche A (the relevant provisions of this Agreement shall remain in full force and effect in relation to the Increased Costs Lender after the expiration of the Lending Obligation with respect to Tranche A or the termination of this Agreement with respect to Tranche A to the extent necessary to calculate the amount of Commitment Fee not required to pay in accordance with this paragraph) during the period after (and including) the next day of the Lending Obligation Expiration Date or the Agreement Termination Date to (and including) the Commitment Period Expiration Date for Tranche A and divided by 365. In the case where such Increased Costs Lender has already received an equivalent amount, it shall refund to the Parent Borrower such amount as soon as possible after the expiration of the Lending Obligation with respect to Tranche A or the termination of this Agreement with respect to Tranche A.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
2.5	Payment of Commitment Fee
(1)	The Parent Borrower shall pay the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche A by the total amount of the daily Unused Commitment Amount of Tranche A during a Commitment Fee Calculation Period in relation to Tranche A, and divided by 365, as Commitment Fee for Tranche A on the day two (2) Business Days after the end of the relevant Commitment Fee Calculation Period; provided, however, that, in the case where the Commitment Period in relation to Tranche A ends before the Commitment Period Expiration Date for Tranche A, the Parent Borrower shall, with respect to the Commitment Fee Calculation Period in relation to Tranche A in which the Commitment Period in relation to Tranche A ended, pay the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche A by the total amount of the daily Unused Commitment Amount of Tranche A during the period from (and including) the commencement date of such Commitment Fee Calculation Period to (and including) the Commitment Period Expiration Date for Tranche A, and divided by 365, as Commitment Fee for Tranche A during such Commitment Fee Calculation Period on the day two (2) Business Days after the final day of the relevant Commitment Fee Calculation Period as set out in the column “Commitment Fee Calculation Period” in paragraph (1) of section 2.1, and thereafter shall not be required to pay any Commitment Fee for Tranche A (if any). The Tranche A Lender shall not be required to repay the Commitment Fee for Tranche A received except in the case otherwise provided for in this Agreement.
(2)	In the case of non-performance of the Lending Obligation with respect to Tranche A by the Tranche A Lenders, the Parent Borrower shall not need to make payment of the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche A by the total of the daily Unused Commitment Amount of Tranche A during the non-performance period, and divided by 365 with respect of the Lenders that did not perform the Lending Obligation (“Tranche A Non-performing Lenders”). In the case where the Tranche A Non-performing Lender has already received an equivalent amount, it shall, after the end of the non-performance period, promptly refund to the Parent Borrower such amount by directly depositing such amount into the Parent Borrower’s Japanese Yen Syndicate Account. “Non-performance period” in this paragraph shall mean the period from (and including) the day of occurrence of the non-performance with respect to Tranche A to (and including) the day immediately preceding the day the non-performance with respect to Tranche A is resolved, and the day the non-performance with respect to Tranche A is resolved shall be determined as follows:
(i)	if the Tranche A Non-performing Lender makes an offer to the Parent Borrower through the Facility Agent to make, at a later date, the Individual Loan in relation to the application for a drawdown which the Non-performing Lender failed to perform its Lending Obligation with respect to Tranche A, and the Parent Borrower accepts such offer and such Individual Loan with respect to Tranche A is made, then the date such Individual Loan is made;
(ii)	if the Parent Borrower rejects the Tranche A Non-performing Lender’s offer made in accordance with (i) above, then the date of such rejection; if the Facility Agent does not receive neither an acceptance or rejection notice from the Parent Borrower to the offer made by the Tranche A Non-performing Lender within three (3) Business Days from the offer, the offer shall be deemed to have been rejected by the Parent Borrower; and
(iii)	for cases other than the preceding two items, the date determined by mutual consultation among the Parent Borrower, the Tranche A Non-performing Lender and the Facility Agent.
In the case of (ii) above, the Commitment Fee with respect to Tranche A for the Tranche A Non-performing Lender after (and including) the day the non-performance is resolved shall be calculated

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
assuming that the Individual Loan with respect to Tranche A, based on the application for drawdown of which the Lending Obligation with respect to Tranche A was breached, had been executed.
2.6	Expiration of Commitment Period
(1)	In the case of the occurrence of any of the events in the following items, the Lending Obligations with respect to Tranche A of all the Tranche A Lenders shall be extinguished, and the Commitment Period with respect to Tranche A in relation to all the Tranche A Lenders shall automatically terminate. Even in this case, the Parent Borrower shall repay the principal and interest of the Individual Loan with respect to Tranche A which are not due on the Payment Date except in the case of (ii) below. Until the Parent Borrower completes the performance of all its obligations with respect to Tranche A under this Agreement, the relevant provisions of this Agreement with respect to Tranche A will continue to be valid to the extent related to performance of such obligations:
(i)	in the case where the Commitment Period with respect to Tranche A expires;
(ii)	in the case where the total number of drawdown of Tranche A reaches 10;
(iii)	in the case where the Parent Borrower notifies in writing the Facility Agent and all the Tranche A Lenders of (a) its request to terminate the Commitment Period with respect to Tranche A, (b) the reason, and (c) the proposed termination date no later than ten (10) Business Days prior to the proposed termination date.
(iv)	in the case where the Agent has received the notice from the Parent Borrower pursuant to (ix) of paragraph (1) of section 5.1 (the Commitment Period shall expire when such notice has reached the Agent).
(2)	In the case where the execution and performance of this Agreement and the transactions in accordance to this Agreement are in breach of any Laws and Ordinances, etc. applicable to any of the Tranche A Lender, such Lender shall consult with the Parent Borrower, and all the other Lenders, through the Facility Agent, and determine how to handle the matter. In such case, the Parent Borrower and all the other Lenders shall not refuse to terminate the Commitment Period with respect to Tranche A or this Agreement in respect of such Lender without reasonable grounds.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
3.	COMMITMENT PROVISIONS FOR TRANCHE B
3.1	Main Terms of Commitment
(1)	Lending Obligation
Each Tranche B Lender shall bear the Lending Obligation in relation to Tranche B to the Borrowers in accordance with the provisions of this Agreement under the following terms:

Total Commitment Amount	At the time of execution of this Agreement, the Total Commitment Amount shall be JPY 15,000,000,000, and the Commitment Amount with respect to Tranche B of each Tranche B Lender is as set out in Schedule 1.

Commitment Period Commencement Date	April 20, 2011

Commitment Period Expiration Date	March 31, 2012

Commitment Period	The Commitment Period shall be the period commencing from (and including) the Commitment Period Commencement Date in relation to Tranche B to (and including) the Commitment Period Expiration Date in relation to Tranche B, provided, however, that in case the Lending Obligations of Tranche B in relation to all the Tranche B Lenders expire in accordance with the terms of this Agreement before the Commitment Period Expiration Date in relation to Tranche B, the period up to (and including) the date of such expiration.

Number of Individual Loans	The Tranche B Lenders shall have the obligation to advance up to 10 Individual Loans in relation to Tranche B to the Borrowers pursuant to the provisions of this Agreement at the request by the Borrowers of the advancement of Tranche B. When calculating such numbers, the number of Individual Loans with respect to Tranche B to the Parent Borrower and the number of Individual Loans with respect to Tranche B to the Subsidiary Borrower shall be added up.

Commitment Fee Rate	0.25% per annum

Commitment Fee Calculation Period	The Commitment Fee Calculation Period shall be the period from (and including) the Commitment Fee Calculation Period Commencement Date to (and including) the Commitment Fee Calculation Period End Date as indicated in Schedule 2-2 as “Commitment Fee Calculation Period”.
(2)	Japanese Yen Individual Loan
The Parent Borrower shall apply for Individual Loans with respect to Tranche B in accordance with the provisions of this Agreement under the following terms and conditions, and the Tranche B Lenders shall make Individual Loans with respect to Tranche B to the Parent Borrower under the following terms and conditions.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

Use of Funds	Funds for an acquisition of RC2 Corporation’s shares tendered in the Tender Offer (including during any subsequent offering periods), RC2 Corporation’s shares cashed out in the Merger (subsequent to the tender offer), repayment of the existing credit facility of RC2 Corporation, RC2 Corporation’s equity awards and payment of costs and expenses in connection with this Agreement or the Merger Agreement (including funds for making loans and/or equity contributions by the Parent Borrower to its subsidiaries, the proceeds of which are used for such purposes).

Deadline for sending the Drawdown Application	Noon time (Tokyo time) on the day two (2) Business Days prior to the Proposed Drawdown Date in relation to the initial borrowing. Noon time (Tokyo time) on the day three (3) Business Days prior to the Proposed Drawdown Date in relation to the borrowings after the initial borrowing.

Deadline for sending the Drawdown Application to the Lenders	As soon as practically possible after the Facility Agent has received the Drawdown Application (Tokyo time).

Drawdown Application Unit	1% or more of the Total Commitment Amount of Tranche B in units of 1% (calculated in JPY)

Maturity Date	March 31, 2017

Principal Repayment Date	Each day indicated as the Principal Repayment Date in the Schedule of repayment of principal of each Individual Loan in Schedule 2-2.

Method of Repayment of Principal	Payment on each Principal Repayment Date of the Principal Repayment Amount (as set out in Schedule 2-2) for the relevant Principal Repayment Date.

Prepayment	As separately provided in this Agreement.

Interest Period	The calculation period for interest to be paid on the relevant Interest Payment Date. With respect to each Individual Loan with respect to Tranche B, the Interest Period for the Interest Payment Date immediately following the Drawdown Date (such period to be referred as the First Interest period; the same applies to the second and following Interest Periods) shall be the period from (and including) the Drawdown Date to (and including) the immediately following Interest Payment Date. The second and following Interest Periods shall be from (and including) the last day of the preceding Interest Period to (and including) the succeeding Interest Payment Date.

Base Rate
(1) In relation to the first Interest Period of the Individual Loan with respect to Tranche B, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, two (2) Business Days prior to the Proposed Drawdown Date, the rate corresponding to one (1) month; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the one (1) month in the Tokyo interbank market etc. on such date.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

(2) In relation to the second and following Interest Periods ending on September 30, 2011 of the Individual Loans with respect to Tranche B, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, two (2) Business Days prior to the Interest Payment Date of the preceding Interest Period (the Rate Determination Date), the rate corresponding to one (1) month; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the one (1) month in the Tokyo interbank market etc. on the Rate Determination Date.

(3) In relation to the Interest Periods after September 30, 2011 of the Individual Loans with respect to Tranche B, within the Japanese Yen TIBOR (Reuters Screen D-TIBOR01 or successor page) published by the Japanese Bankers Association at 11:00 a.m. Tokyo time, or at the nearest possible time after 11:00 a.m. Tokyo time, on the Rate Determination Date, the rate corresponding to three (3) months; provided, however, that in the case where such rate is not published for some reason, that rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in Yen for the three (3) months in the Tokyo interbank market etc. on the Rate Determination Date.

Spread	0.75% per annum

Applicable Interest Rate	The interest rate that is the sum of the Base Rate and the Spread.

Interest Payment Date	Each day indicated as Interest Payment Dates in the Schedule of payment of interest of each Individual Loan in Schedule 2-2.

Method of Payment of Interest	The total amount obtained by multiplying the principal amount of the Outstanding Individual Loan Money with respect to Tranche B of each Tranche B Lender for each Interest Period by the Applicable Interest Rate and the actual days of the relevant Interest Period (inclusive of first day and exclusive of last day), calculated on a per diem basis (wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down), shall be paid on the Interest Payment Date in relation to the relevant Interest Period.

Adjustment of Interest Payment Date and Principal Repayment Date	In the case where a Payment Date of any principal and interest will fall on a day other than the Relevant Business Day, the succeeding Relevant Business Day shall be the Payment Date, but if such succeeding Relevant Business Day would fall in the succeeding calendar month, then the day immediately preceding Relevant Business Day shall be the Payment Date.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(3)	US Dollar Individual Loan
The Parent Borrower shall apply for US Dollar Individual Loans with respect to Tranche B to the Subsidiary Borrower in accordance with the provisions of this Agreement under the following terms and conditions, and the Tranche B Lenders shall make US Dollar Individual Loans with respect to Tranche B to the Subsidiary Borrower under the following terms and conditions.

Use of Funds	Funds for an acquisition of RC2 Corporation’s shares tendered in the Tender Offer (including during any subsequent offering periods), RC2 Corporation’s shares cashed out in the Merger (subsequent to the tender offer), repayment of the existing credit facility of RC2 Corporation, RC2 Corporation’s equity awards and payment of costs and expenses in connection with this Agreement or the Merger Agreement (including funds for making loans and/or equity contributions by the Parent Borrower to its subsidiaries, the proceeds of which are used for such purposes).

Deadline for sending the Drawdown Application	Noon time (Tokyo time) on the day five (5)Relevant Business Days prior to the Proposed Drawdown Date.

Deadline for sending the Drawdown Application to the Lenders	As soon as practically possible after the Facility Agent has received the Drawdown Application(NY time).

Drawdown Application Unit	(After the Yen Conversion of the amount of Tranche B loan as set out in the application by the Borrower) 1% or more of the Total Commitment Amount of Tranche B in units of 1%

Maturity Date	March 31, 2017

Principal Repayment Date	Each day indicated as the Principal Repayment Date in the Schedule of repayment of principal of each Individual Loan in Schedule 2-2.

Method of Repayment of Principal	Payment on each Principal Repayment Date of the Principal Repayment Amount (as set out in Schedule 2-2) for the relevant Principal Repayment Date.

Prepayment	As separately provided in this Agreement.

Interest Period	The calculation period for interest to be paid on the relevant Interest Payment Date. With respect to each Individual Loan with respect to Tranche B, the Interest Period for the Interest Payment Date immediately following the Drawdown Date (such period to be referred as the First Interest period; the same applies to the second and following Interest Periods) shall be the period from (and including) the Drawdown Date to (and including) the immediately following Interest Payment Date. The second and following Interest Periods shall be from (and including) the last day of the preceding Interest Period to (and including) the succeeding Interest Payment Date.

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Base Rate
(1) In relation to the first Interest Period of the Individual Loan with respect to Tranche B, the higher of (i) the US Dollar BBA LIBOR (Reuters Screen LIBOR01 or successor page) published by the British Bankers’ Association at 11:00 a.m. London time, or at the nearest possible time after 11:00 a.m. London time, two (2) London Business Days prior to the Proposed Drawdown Date, the rate corresponding to one (1) month and (ii) the rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in US Dollar for such Interest Period in the London interbank market etc. on such date.

(2) In relation to the second and following Interest Periods ending on September 30, 2011 of the Individual Loans with respect to Tranche B, the higher of (i) the US Dollar BBA LIBOR (Reuters Screen LIBOR01 or successor page) published by the British Bankers’ Association at 11:00 a.m. London time, or at the nearest possible time after 11:00 a.m. London time, two (2) London Business Days prior to the Interest Payment Date of the preceding Interest Period (the Rate Determination Date), the rate corresponding to one (1) month and (ii) the rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in US Dollar for such Interest Period in the London interbank market etc. on the Rate Determination Date.

(3) In relation to the Interest Periods after September 30, 2011 of the Individual Loans with respect to Tranche B, the higher of (i) the US Dollar BBA LIBOR (Reuters Screen LIBOR01 or successor page) published by the British Bankers’ Association at 11:00 a.m. London time, or at the nearest possible time after 11:00 a.m. London time on the Rate Determination Date, the rate corresponding to three (3) months and (ii) the rate (indicated as an annual rate) reasonably determined by the Facility Agent as the offered rate applicable for a loan in US Dollar for the three (3) months in the Tokyo interbank market etc. on the Rate Determination Date.

Spread	0.75% per annum

Applicable Interest Rate	The interest rate that is the sum of the Base Rate and the Spread.

Interest Payment Date	Each day indicated as Interest Payment Dates in the Schedule of payment of interest of each Individual Loan in Schedule 2-2.

Method of Payment of Interest	The total amount obtained by multiplying the principal amount of the Outstanding Individual Loan Money with respect to Tranche B of each Tranche B Lender for each Interest Period by the Applicable Interest Rate and the actual days of the relevant Interest Period (inclusive of first day and exclusive of last day), calculated on a per diem basis (wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall

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be rounded down), shall be paid on the Interest Payment Date in relation to the relevant Interest Period.

Adjustment of Interest Payment Date and Principal Repayment Date	In the case where a Payment Date of any principal and interest will fall on a day other than the New York-London Business Day, the succeeding New York-London Business Day shall be the Payment Date, but if such succeeding New York-London Business Day would fall in the succeeding calendar month, then the day immediately preceding New York-London Business Day shall be the Payment Date.
3.2	Conditions Precedent to Incurring Lending Obligation
The incurring of Lending Obligation in relation to Tranche B shall be subject to each of the following conditions precedent:
(1)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or prior to the Offer Closing Date:
(i)	This Agreement and the Merger Agreement shall have been duly executed and delivered by the Borrowers;
(ii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement;
(iii)	The Parent Borrower has submitted all the following documents to the Facility Agent and all the Tranche A Lenders (provided, however, that in the case where the document has already been submitted pursuant to item (iii) of paragraph (1) of section 2.2 to the Tranche B Lender which is also a Tranche A Lender, such document need not be submitted to such Tranche B Lender):
(a)	certificate of seal of the representatives of the Parent Borrower who affix name and seal to this Agreement (one issued not more than three (3) months prior to the date of receipt thereof and valid as of the date of execution of this Agreement);
(b)	certified copy of commercial registration (one issued not more than three (3) months prior to the date of receipt thereof and valid as of the date of execution of this Agreement);
(c)	registration of seal impression in the form specified by the Agent;
(d)	confirmation letter evidencing that the appropriate internal procedures have been completed with respect to the execution of this Agreement and the borrowing under this Agreement;
(e)	copy of the executed Merger Agreement; and
(f)	following documents relating to the Subsidiary Borrower:
•	certificate of the organization, existence and good standing of the Subsidiary Borrower in its jurisdiction of organization;

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•	certificate of incumbency of the signing officers of this Agreement and the Merger Agreement;

•	articles of incorporation or other equivalent document of the Subsidiary Borrower as certified by the applicable Secretary of State;

•	certified copy of by-laws or other equivalent internal company rules of the Subsidiary Borrower; and

•	documents evidencing that the appropriate internal procedures have been completed with respect to the execution of this Agreement and the Merger Agreement:
(iv)	The Tender Offer has been validly launched.
(v)	No provision of the Merger Agreement shall have been waived, amended, restated, supplemented or otherwise modified in a manner materially adverse to the interests of the Lenders (without the prior written consent of the Agent);
(vi)	All reasonable and documented out-of pocket costs and expenses that were invoiced at least three (3) Business Days prior to the initial Drawdown Date and that are required to be paid on or prior to the initial Drawdown Date pursuant to the Commitment Letter have been paid;
(vii)	The Specified Representations shall be true and correct in all material respects;
(viii)	The documentation and other information that is required by regulatory authorities under the applicable “know-your-customer” and anti-money laundering rules and regulations has been provided to the Lenders; and
(ix)	No MAE shall have occurred since the Date of the Merger Agreement.
(2)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or after the following day of the Offer Closing Date and prior to (and excluding) the Merger Closing Date:
(i)	The Tender Offer shall have been or shall be consummated and the initial borrowing under this Agreement has been made;
(ii)	The Merger Agreement shall remain in full force and effect; and
(iii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement.
(3)	Conditions precedent to incurring Lending Obligation in relation to the borrowing which Drawdown Date is on or after the Merger Closing Date:
(i)	The “Closing” as defined in the Merger Agreement shall have occurred; and
(ii)	The relevant Drawdown Application complies with the requirements set forth in this Agreement.

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3.3	Provisions regarding the Execution of Loans
(1)	In the case where the Borrower wishes the execution of a Tranche B loan under this Agreement, the Borrower shall prepare a Drawdown Application and make application for a Tranche B loan to all the Tranche B Lenders by submitting the original of the same to the Facility Agent by hand or faxing the same no later than the deadline for sending the application for a Tranche B loan provided for in this Agreement; provided, however, that, in the case the Subsidiary Borrower makes the application for the loan, the application mentioned above shall be made through the Parent Borrower. In case where the Parent Borrower sends the Drawdown Application by fax to the Facility Agent, it shall confirm by telephone or other method that the Facility Agent has received the Drawdown Application.
The amount of the Tranche A loan (Drawdown Application Unit) and the Payment Date for the Tranche B loan set out in the Drawdown Application shall comply with the terms and conditions provided for in this Agreement and, with regards to all the Tranche B Lenders, the Individual Loan Amount in relation to Tranche B calculated from the amount of such loan shall not exceed the Unused Commitment Amount in relation to Tranche B of each Tranche B Lender on the Proposed Drawdown Date set out in the Drawdown Application.
(2)	The application of drawdown of a Tranche B loan under the preceding paragraph shall become effective in relation to all the Tranche B Lenders when the Facility Agent receives the Drawdown Application or confirms receipt of transmission of the Drawdown Application. After receipt or confirmation of receipt of transmission of the Drawdown Application by the Facility Agent, the Parent Borrower shall not withdraw or change the application for the Tranche B loan made under the preceding paragraph, regardless of the reason, in relation to any Tranche B Lender. In the case where the Facility Agent receives a Drawdown Application from the Parent Borrower in accordance with the preceding paragraph or confirms receipt of transmission of a Drawdown Application, the Facility Agent shall notify all the Tranche B Lenders of the fact and contents of the application for Tranche B loan by the Parent Borrower by sending a copy of the Drawdown Application to the relevant Lending Offices of all the Tranche B Lenders by the deadline provided for in this Agreement.
(3)	During the Commitment Period in relation to Tranche B, the Tranche B Lenders shall bear the Lending Obligation in relation to Tranche B, subject to the condition that all the conditions precedent to incurring Lending Obligation in relation to Tranche B provided for in this Agreement is satisfied as of the Drawdown Date of the Individual Loan in relation to Tranche B (regardless of the existence of a notice under (6) below). The determination of fulfilment of the conditions precedent shall be made by each Tranche B Lender, and the other Tranche B Lenders and the Facility Agent shall have no obligation or liability for the decision of such Tranche B Lender and non-performance of the loan by such Tranche B Lender.
(4)	In the case where the Tranche B Lenders have received an application for a Tranche B loan in accordance with (1) of this section and the conditions precedent to incurring Lending Obligation in relation to Tranche B under this Agreement have been fulfilled as of the time of drawdown of the Individual Loan, the Tranche B Lenders shall pay the Individual Loan Amount to the relevant Agent Account on the Proposed Drawdown Date (provided, however, that each Tranche B Lender shall complete the procedures for the remittance to the Agent Account in relation to such payment no later than (a) 10 a.m. (Tokyo time) on the Proposed Drawdown Date in relation to the Japanese Yen Individual Loan to the Parent Borrower or (b) noon. (New York time) on the Proposed Drawdown Date in relation to the US Dollar Individual Loan to the Subsidiary Borrower). On the Proposed Drawdown Date, the Paying Agent shall deposit the amount deposited in the Agent Account for such

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loan into the Syndicate Account, and the Lender’s loan shall be deemed to be executed as of the time the deposit is made into the Syndicate Account.
(5)	In the case where a Tranche B loan is executed in accordance with the preceding paragraph, the Parent Borrower, acting for itself or on behalf of the Subsidiary Borrower, shall promptly send a receipt setting out the amount of the Tranche B loan and the details of the Individual Loan in relation to Tranche B to the Facility Agent. The Facility Agent shall, when it receives such receipt, promptly deliver a copy of the receipt to the Tranche B Lenders making the Individual Loan in relation to Tranche B. The Facility Agent shall retain the original of the receipt for the relevant Lenders until repayment of the full amount of the Outstanding Individual Loan Money for the Individual Loan.

(6)	The Tranche B Lender who has decided not to advance an Individual Loan in relation to Tranche B for the reason that all or a part of the conditions precedent to the Lending Obligation in relation to Tranche B have not been fulfilled (Non-lending Tranche B Lender) may deliver a notice to the Facility Agent, the Borrower and all the other Lenders with details of the reason of not making the loan; provided, however, that in the case where the advance of the Individual Loan in relation to Tranche B has not been made by the Non-lending Tranche B Lender even though the conditions have been fulfilled, the Non-lending Tranche B Lender shall not be exempted from the liability for breach of the Lending Obligation in relation to Tranche B.

(7)	In the case where Damages, etc., are incurred by the Tranche B Lender or the Agent due to the Tranche B Lender’s failure to make the Individual Loan in relation to Tranche B, the Parent Borrower shall bear such Damages, etc.; provided, however, that this shall not apply in the case where not making the Individual Loan in relation to Tranche B is a breach of the Lending Obligation in relation to Tranche B of such Tranche B Lender. The amount borne by the Parent Borrower under this paragraph shall be limited to the amount obtained by multiplying (i) the principal amount of the Individual Loan in relation to Tranche B which the Tranche B Lender has failed to make (hereinafter referred to as “Relevant Principal Amount” in this paragraph) by (ii) the difference between the Reinvestment Rate and the Base Rate applicable to the Interest Period relevant to the Proposed Drawdown Date of such Individual Loan and (iii)the actual number of days of the Remaining Period. In this paragraph, “Remaining Period” shall mean the period between the Proposed Drawdown Date of such Individual Loan (inclusive) and the next Interest Payment Date (inclusive), “Reinvestment Rate” shall mean the interest rate reasonably determined by the Tranche B Lenders as the interest rate based on the assumption that the Relevant Principal Amount would be reinvested in the Tokyo Interbank Market during the Remaining Period. The calculation above shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down.

(8)	If the notice pursuant to (6) of this section is not delivered, the Paying Agent may execute the Individual Loan in relation to Tranche B of the Tranche B Lender by Temporary Advance (provided, however, that the Paying Agent shall not be obliged to execute the Temporary Advance). After the Temporary Advance, regardless of whether the relevant Tranche B Lender has the Lending Obligation in relation to Tranche B, the relevant Tranche B Lender shall deposit the full amount equivalent to the Individual Loan Amount into the relevant Agent Account. If the relevant Tranche B Lender does not complete the deposit on the date the Temporary Advance was executed, the relevant Tranche B Lender shall, immediately upon the Paying Agent’s request, pay any Temporary Advance Cost required for making such Temporary Advance to the Paying Agent. In the case the relevant Tranche B Lender does not make the payment above, the Borrower shall, immediately upon the Paying Agent’s request, repay the amount equivalent to the Individual Loan Amount in relation to Tranche B with respect to such Temporary Advance to the Paying Agent together with any Temporary Advance Cost required for making such Temporary Advance.

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3.4	Increased Costs
(1)	The Tranche B Increased Costs Lender may, by notifying the Borrowers in writing through the Facility Agent and attaching a reasonable reason for the occurrence of the Increased Costs, request the Borrowers to elect either to  bear the Increased Costs, ‚ with respect to such Increased Costs Lender, (a) extinguish the Lending Obligation in relation to Tranche B or (b) terminate this Agreement in relation to Tranche B (provided, however, that such Tranche B Increased Costs Lender shall specify whether (a) or (b)). The Borrowers shall respond to such notice of request by giving written notice to such Increased Costs Lender through the Facility Agent within fifteen (15) Business Days of the date of receipt of the notice by the Borrowers. In the case where the application for the Drawdown of Tranche B pursuant to this Agreement is made during the period from (and including) the day the Borrowers receive the notice of request to (and including) the day the Facility Agent receives the reply notice from the Borrowers, the Facility Agent shall, with such Drawdown application, deem that the Borrowers have sent a reply notice electing to bear the Increased Costs, and the Borrower shall agree without objection.
(2)	In the case where the Borrowers elect to bear the Increased Costs in response to the Tranche B Increased Costs Lender’s request under the preceding paragraph, the Borrowers shall pay, in accordance with the provisions of this Agreement, to such Increased Costs Lender the money equivalent to such costs five (5) Business Days after the day the reply under the preceding paragraph is received by such Tranche B Increased Costs Lender.
(3)	In the case where the Borrowers elect to extinguish the Lending Obligation of Tranche B or terminate this Agreement with respect to Tranche B in relation to such Increased Costs Lender in response to the request made pursuant to paragraph (1) of this section, the Borrowers shall notify the Agent and all the Tranche B Lenders in writing of such fact.
(4)	In the case where the Tranche B Increased Costs Lender specified the extinguishment of the Lending Obligation in relation to Tranche B in the request provided in paragraph (1) above, and the Patent Borrower notifies pursuant to the preceding item, the Lending Obligation in relation to Tranche B of such Increased Costs Lender shall be extinguished on the day such Increased Costs Lender receives such notice (the Lending Obligation Expiration Date) and the Commitment Period shall terminate with respect to such Increased Costs Lender; provided, however, that the Borrowers shall pay the Outstanding Individual Loan Money of Tranche B to such Increased Costs Lender on the Payment Date after the Lending Obligation Expiration Date. Until the Borrowers complete performance of all the obligations with respect to Tranche B under this Agreement to such Increased Costs Lender, the relevant provisions of this Agreement regarding the performance of such obligations by the Borrowers shall remain in full force and effect in relation to the Increased Costs Lender.
(5)	In the case where the Tranche B Increased Costs Lender specified the termination of this Agreement in relation to Tranche B in the request provided in paragraph (1) above, and the Parent Borrower notifies pursuant to paragraph (3) above, this Agreement shall be terminated only in relation to such Increased Costs Lender with respect to Tranche B on the day the Increased Costs Lender received such notice (the Agreement Termination Date). In such case, the Borrowers shall perform all the obligations with respect to Tranche B under this Agreement in accordance with the provisions of this Agreement on the day five (5) Business Days after the Agreement Termination Date. Until the Borrowers complete performance of all the obligations with respect to Tranche B under this Agreement in relation to such Increased Costs Lender, the relevant provisions of this Agreement regarding the performance of such obligations by the Borrowers shall remain in full force and effect in relation to the Increased Costs Lender.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(6)	In the case where the Lending Obligations with respect to Tranche B of the Tranche B Increased Costs Lender is extinguished or this Agreement with respect to Tranche B has been terminated in accordance with paragraph (4) and (5) above, the Parent Borrower shall not be required to pay to such Increased Costs Lender for the period after the termination of the Lending Obligations with respect to Tranche B of such Increased Costs Lender or the termination of this Agreement with respect to Tranche B corresponding to the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche B by the total amount of the daily Unused Commitment Amount of Tranche B (the relevant provisions of this Agreement shall remain in full force and effect in relation to the Increased Costs Lender after the expiration of the Lending Obligation with respect to Tranche B or the termination of this Agreement with respect to Tranche B to the extent necessary to calculate the amount of Commitment Fee not required to pay in accordance with this paragraph) during the period after (and including) the next day of the Lending Obligation Expiration Date or the Agreement Termination Date to (and including) the Commitment Period Expiration Date for Tranche B and divided by 365. In the case where such Increased Costs Lender has already received an equivalent amount, it shall refund to the Parent Borrower such amount as soon as possible after the expiration of the Lending Obligation with respect to Tranche B or the termination of this Agreement with respect to Tranche B.
3.5	Payment of Commitment Fee
(1)	The Parent Borrower shall pay the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche B by the total amount of the daily Unused Commitment Amount of Tranche B during a Commitment Fee Calculation Period in relation to Tranche B, and divided by 365, as Commitment Fee for Tranche B on the day two (2) Business Days after the end of the relevant Commitment Fee Calculation Period; provided, however, that, in the case where the Commitment Period in relation to Tranche B ends before the Commitment Period Expiration Date for Tranche B, the Parent Borrower shall, with respect to the Commitment Fee Calculation Period in relation to Tranche B in which the Commitment Period in relation to Tranche B ended, pay the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche B by the total amount of the daily Unused Commitment Amount of Tranche B during the period from (and including) the commencement date of such Commitment Fee Calculation Period to (and including) the Commitment Period Expiration Date for Tranche B, and divided by 365, as Commitment Fee for Tranche B during such Commitment Fee Calculation Period on the day two (2) Business Days after the final day of the relevant Commitment Fee Calculation Period as set out in the column “Commitment Fee Calculation Period” in paragraph (1) of section 3.1, and thereafter shall not be required to pay any Commitment Fee for Tranche B (if any). The Tranche B Lender shall not be required to repay the Commitment Fee for Tranche B received except in the case otherwise provided for in this Agreement.
(2)	In the case of non-performance of the Lending Obligation with respect to Tranche B by the Tranche B Lenders, the Parent Borrower shall not need to make payment of the amount (fraction less than one (1) yen shall be rounded down) derived by multiplying the Commitment Fee Rate for Tranche B by the total of the daily Unused Commitment Amount of Tranche B during the non-performance period, and divided by 365 with respect of the Lenders that did not perform the Lending Obligation (“Tranche B Non-performing Lenders”). In the case where the Tranche B Non-performing Lender has already received an equivalent amount, it shall, after the end of the non-performance period, promptly refund to the Parent Borrower such amount by directly depositing such amount into the Parent Borrower’s Japanese Yen Syndicate Account. “Non-performance period” in this paragraph shall mean the period from (and including) the day of occurrence of the non-performance with respect to Tranche B to (and including) the day immediately preceding the day the non-performance with respect to Tranche B is resolved, and the day the non-performance with respect to Tranche B is resolved shall be determined as follows:

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(i)	if the Tranche B Non-performing Lender makes an offer to the Parent Borrower through the Facility Agent to make, at a later date, the Individual Loan in relation to the application for a drawdown which the Non-performing Lender failed to perform its Lending Obligation with respect to Tranche B, and the Parent Borrower, acting for itself or on behalf of the Subsidiary Borrower, accepts such offer and such Individual Loan with respect to Tranche B is made, then the date such Individual Loan is made;
(ii)	if the Parent Borrower, acting for itself or on behalf of the Subsidiary Borrower, rejects the Tranche B Non-performing Lender’s offer made in accordance with (i) above, then the date of such rejection; if the Facility Agent does not receive neither an acceptance or rejection notice from the Parent Borrower, acting for itself or on behalf of the Subsidiary Borrower, to the offer made by the Tranche B Non-performing Lender within three (3) Business Days from the offer, the offer shall be deemed to have been rejected by the Parent Borrower, acting for itself or on behalf of the Subsidiary Borrower; and
(iii)	for cases other than the preceding two items, the date determined by mutual consultation among the Parent Borrower, the Tranche B Non-performing Lender and the Facility Agent.
In the case of (ii) above, the Commitment Fee with respect to Tranche B for the Tranche B Non-performing Lender after (and including) the day the non-performance is resolved shall be calculated assuming that the Individual Loan with respect to Tranche B, based on the application for drawdown of which the Lending Obligation with respect to Tranche B was breached, had been executed.
3.6	Expiration of Commitment Period
(1)	In the case of the occurrence of any of the events in the following items, the Lending Obligations with respect to Tranche B of all the Tranche B Lenders shall be extinguished, and the Commitment Period with respect to Tranche B in relation to all the Tranche B Lenders shall terminate. Even in this case, the Parent Borrower shall repay the principal and interest of the Individual Loan with respect to Tranche B which are not due on the Payment Date except in the case of (ii) below. Until the Parent Borrower completes the performance of all its obligations with respect to Tranche B under this Agreement, the relevant provisions of this Agreement with respect to Tranche B will continue to be valid to the extent related to performance of such obligations:
(i)	in the case where the Commitment Period with respect to Tranche B expires;
(ii)	in the case where the total number of drawdown of Tranche B reaches 10;
(iii)	in the case where the total advanced amount of Tranche B reaches the Total Commitment Amount of Tranche B, provided, however, that in the case of US Dollar Individual Loan, the total advanced amount shall be calculated based on the Individual Loan Amount after the Yen Conversion;
(iv)	in the case where the Parent Borrower, acting for itself and on behalf of the Subsidiary Borrower, notifies in writing the Agent and all the Tranche B Lenders of (a) its request to terminate the Commitment Period with respect to Tranche B, (b) the reason, and (c) the proposed termination date no later than ten (10) Business Days prior to the proposed termination date.
(v)	in the case where the Agent has received the notice from the Parent Borrower pursuant to (ix) of paragraph (1) of section 5.1 (the Commitment Period shall expire when such notice has reached the Agent).

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(2)	In the case where the execution and performance of this Agreement and the transactions in accordance to this Agreement are in breach of any Laws and Ordinances, etc. applicable to any of the Tranche B Lender, such Lender shall consult with the Parent Borrower (for itself and on behalf of the Subsidiary Borrower) and all the other Lenders, through the Facility Agent, and determine how to handle the matter. In such case, the Borrowers and all the other Lenders shall not refuse to terminate the Commitment Period with respect to Tranche B or this Agreement in respect of such Lender without reasonable grounds.

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4.	REPRESENTATIONS AND WARRANTIES BY THE BORROWERS

4.1	Representations and Warranties by the Borrowers

Each Borrower represents and warrants to each Lender and the Agent that each of the following matters is true and correct as of the execution date of this Agreement and at each Drawdown Date of each Individual Loan. If any representation or statement made or deemed to be made by the Borrower in this section is or proves to have been incorrect, the Borrower shall promptly make a notice in writing to all the Lenders and the Facility Agent and shall indemnify the Lenders and the Agent from any Damages, etc. incurred by the Lenders and the Agent in relation to the fact that such representation or statements is incorrect.
(i)	The Parent Borrower is a kabushiki kaisha (limited company) duly incorporated and currently validly existing under the laws of Japan and the Subsidiary Borrower is a corporation duly incorporated and currently validly existing under the laws of Delaware.

(ii)	Neither of the Borrowers is:
(a)	an organized crime group (which shall hereafter mean any group the member (including the member of a group constituting such crime group) of which is possible to encourage collective or regular illegal act with forces and arms);

(b)	a member of an organized crime group;

(c)	a sub-member of an organized crime group (which shall mean a person related to but not a member of an organized crime group and who is possible to engage in illegal act with forces and arms with the backing of the organized crime group’s forces, or to cooperate or engage in maintenance or operation of the organized crime group by way of providing funds and weapon etc. to the organized crime group or its members);

(d)	a related or associated company of an organized crime group (which shall hereafter mean an enterprise in relation to which a member of an organized crime group is substantially participating in its management, or which a sub-member of an organized crime group or a former member of an organized crime group manages, and which actively cooperates or participates in maintenance or operation of an organized crime group by way of providing funds to organized crime groups, or which cooperates in maintenance or operation of an organized crime group by actively utilizing the organized crime group in operation etc. of its business);

(e)	a corporate racketeer etc. (which shall hereafter mean a corporate racketeer or corporate blackmailer etc. who is possible to engage in illegal act with forces and arms in order to demand illegal profits from corporations etc. and thus threaten the safety of the citizen’s daily life);

(f)	blackmailer advocating social cause (which shall hereafter mean a person who is possible to engage in illegal act with forces and arms etc. in order to demand illegal profit by disguising or professing oneself as a social or political activist and thus threaten safety of the citizen’s daily life);

(g)	a special intelligence organized crime group (which shall hereafter mean a group or an individual which is not any of (a) to (f) above, and who is at the core of a

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structural illegality by using force under the backing of relations with organized crime groups or maintaining financial relations with organized crime group); or

(h)	a person similar to any of the foregoing.
(iii)	Each Borrower has full legal right and capacity necessary to execute and perform this Agreement, and the execution and performance of this Agreement, and the transactions thereunder, are within the purposes of each Borrower, and each Borrower has duly completed all procedures necessary therefor under the Laws and Ordinances, etc., the articles of incorporation and other internal company rules of each Borrower.

(iv)	The execution and performance of this Agreement, and the transactions thereunder, do not violate (a) any Laws and Ordinances, etc. which bind each Borrower, (b) the articles of incorporation and other internal company rules of each Borrower, or (c) any third-party contract to which each Borrower is a party to or which binds the Borrowers or the assets of the Borrowers.

(v)	The persons who signed or affixed the seals to this Agreement are authorized to do so as the representatives of the Borrower in accordance with Laws and Ordinances, etc., its articles of incorporations or other internal rules of each Borrower.

(vi)	This Agreement constitutes legal, valid and binding obligations of each Borrower, and is enforceable against it in accordance with its terms.

(vii)	The Reports, etc. prepared by the Parent Borrower are accurately and duly prepared in accordance with the accounting standard which is generally accepted as fair and appropriate in Japan, properly represent the situation of assets and liabilities, financial condition and the situation of profit and loss of the Parent Borrower as of the date of such Reports, etc., and have received an unqualified opinion (or, in the case of the quarterly audit, an unqualified conclusion) (or, if the Majority Lenders agreed, such a qualified opinion or a qualified conclusion) after the audit (including quarterly audit) by the audit firm.

(viii)	The Reports, etc. delivered by Subsidiary Borrower are accurately and duly prepared in accordance with those generally accepted accounting principles (“GAAP”) as in effect from time to time which is generally accepted as fair and appropriate in the US.

(ix)	After the date on which the Borrowers have prepared the Reports, etc. with respect to a business year and most recently submitted to the Lenders, there have been no changes which may have negative effect on the business, asset and financial situations of each Borrower as indicated in the Reports, etc., and have material adverse effect on each Borrower’s performance of the obligations under this Agreement.

(x)	The Parent Borrower is a corporation required to submit an annual securities report as of the date of this Agreement and a kabushiki kaisha which is required to obtain an audit certificate under the Financial Instruments and Exchange Act, and which satisfies the criteria provided under article 2 of the Law Concerning Designated Commitment Line Agreements (Tokutei-Yushiwaku-Keiyaku ni Kansuru Houritsu).

(xi)	No lawsuit, arbitration, administrative procedure, or any other dispute has commenced or is likely to commence with respect to each Borrower which will or may materially cause adverse effects on the performance of its obligations under this Agreement.

(xii)	No Event of Default as set forth in this Agreement has occurred, or is likely to occur.

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(xiii)	Each Borrower is at present not insolvent or subject to suspension of payments, and there is no filing of petition for commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings or any other bankruptcy proceedings in Japan or abroad applicable to each Borrower and there is no cause for such petition.

(xiv)	No obligation of the Borrowers under this Agreement is in breach of the Margin Regulations.

(xv)	No Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the United States Investment Company Act 1940, as amended.

(xvi)	No Borrower, to the knowledge of any Borrower, nor any of its Affiliates
(i)	is or is controlled by, a Restricted Party;

(ii)	to the best of its knowledge, has received funds or other property from a Restricted Party; or

(iii)	to the best of its knowledge, is in violation of any Anti-Terrorism Law.

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5. OBLIGATIONS OF THE BORROWERS
5.1 Obligations of the Borrowers
(1)	Each Borrower covenants to perform, at its expense and responsibility, the matters described in each of the following items on and after the date of this Agreement, and until this Agreement is terminated, and until performance of all of its obligations under this Agreement to all the Lenders and the Agent is completed.
(i)	In the case where the occurrence of any Event of Default or the likelihood thereof, it shall immediately inform such fact to the Facility Agent and all the Lenders.

(ii)	In the case where the Parent Borrower prepares its own Reports, etc., it shall submit copies of such Reports, etc. to the Facility Agent and all the Lenders with the audit report (including the quarterly review report) at the time the Parent Borrower submits the Reports, etc. to the head of the relevant regional finance bureau; provided, however, that, such Reports, etc. shall be accurately and duly prepared in accordance with the accounting standard which is generally accepted as fair and appropriate in Japan, properly represent the situation of assets and liabilities, financial condition and the situation of profit and loss of the Borrower as of the date of such Reports, etc., and have received an unqualified opinion (or, in the case of the quarterly audit, an unqualified conclusion) (or, if the Majority Lenders agreed, such a qualified opinion or a qualified conclusion) after the audit (including quarterly audit) by the audit firm. If disclosure is done via EDINET (Electronic Disclosure for Investors’ Network), then the Parent Borrower may notify the Facility Agent and all the Lenders of such fact in lieu of submitting the copies, however, even in such case, the Parent Borrower shall promptly submit the copies of relevant Reports, etc. if requested by any of the Lenders.

(iii)	In the case where the Subsidiary Borrower prepares its own Reports, etc., it shall submit copies of such Reports, etc. to the Facility Agent and all the Lenders within four (4) months from the end of its business year, provided, however, that such Reports, etc. must be accurately and duly prepared in accordance with the accounting standard which is generally accepted as fair and appropriate in the US.

(iv)	When requested by the Facility Agent or the Lenders through the Facility Agent, it shall immediately report to the Facility Agent and all the Lenders about the assets, management, and business circumstances of the Borrower and its subsidiaries, etc. (which shall mean a subsidiary and an affiliated company as provided in the rules for the terms, forms, and method of preparation of financial statements, etc.; for the definition of “subsidiaries, etc”, it shall not be a matter if the Borrower prepared the Reports. etc. in accordance with such rules; hereinafter the same), or provide necessary cooperation for the research of them.

(v)	In the case where a material change occurs to the assets, management, and business circumstances of the Borrower and its subsidiaries, etc., or such is likely to occur with the passage of time, or in the case of a lawsuit, arbitration, administrative procedure, or any other dispute, which will materially affect, or is likely to materially affect, the performance of the obligations of the Borrower under this Agreement, has commenced, or is likely to commence, it shall immediately report the fact thereof to the Facility Agent and all the Lenders.

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(vi)	In the case where it becomes clear that the representations and warranties of the Borrower made under this Agreement contradict with the fact, or a situation has arisen which makes such representations and warranties to be contradictory of the fact, or there is a likelihood thereof, it shall immediately report such fact to the Facility Agent and all the Lenders.

(vii)	In the case where any change occurs in the short-term or long-term credit rating (including the case where a rating is newly assigned or withdrawn) of the Parent Borrower assigned by Standard & Poor’s Rating Services, Moody’s Investors Services, Rating and Investment Information, Inc., and the Japan Credit Rating Agency, Ltd., it shall notify the Facility Agent and all the Lenders of such fact.

(viii)	If the Parent Borrower received any notice relating to acquisition of RC Corporation’s shares through the Tender Offer or the Merger from the paying agent for the Tender Offer (which is defined as “Paying Agent” under the Merger Agreement, hereinafter referred to as “Merger paying Agent”), the Borrowers shall promptly report to the Agent and all the Lenders the contents of such notice.

(ix)	After the Merger Closing Date, the Parent Borrower shall promptly submit the document evidencing the total amount which the Borrowers have actually utilized (the “Utilized Amount”) pursuant to the use of funds provided in the paragraph (2) of section 2.1 and paragraph (2) and (3) of section 3.1 of this Agreement (the “Evidencing Documents”) to the Agent and all the Lenders.
(2)	Each Borrower shall not, on and after the date of execution of this Agreement, until this Agreement is terminated, and until the performance of all the Borrowers’ obligations under this Agreement to the Lenders and the Agent is completed, provide any security to secure (including, but not limited to, providing guarantee, borrowing money, issuing bonds) its obligations or a third party’s obligation other than the obligations under this Agreement, unless all the Lenders and the Facility Agent give prior written consent thereto; provided, however, that this shall not apply to any of the items described below if the secured obligations do not include the obligations under this Agreement. “Security Offer” shall mean the creation of a security interest on any Covenants Object Assets (other than Unrestricted Margin Stock), or the promise to create a security interest on any Covenants Object Assets (other than Unrestricted Margin Stock), and does not include any securities created pursuant to Laws and Ordinances, etc. such as lien and reserved right, etc.
(i)	New acquisition of assets on which a security has already been established.

(ii)	Security Offer for loans from Japan Finance Corporation (provided such loans shall be limited to those with respect to Japan Bank for International Cooperation) and Development Bank of Japan.

(iii)	In cases where a borrowing is made for the purpose of acquiring assets and the assets to be acquired with the money borrowed is provided as security.
(3)	Each Borrower shall not, on and after the date of execution of this Agreement, until this Agreement is terminated, and until the performance of all the Borrowers’ obligations under this Agreement to the Lenders and the Agent is completed, offer security to secure all or any part of its obligations under this Agreement for the benefit of a part of Lenders; provided, however, that, this shall not apply in the case where all the Lenders and the Facility Agent give their prior written consent thereto.

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(4)	Each Borrower shall, on and after the date of execution of this Agreement, until this Agreement is terminated, and until the performance of all the Borrowers’ obligations under this Agreement to the Lenders and the Agent is completed, affirmatively covenant to comply with the matters described in the items below:
(i)	maintain licenses and other similar permits that are necessary to conduct its principal business, and continue to carry out its business in compliance with all Laws and Ordinances, etc;

(ii)	does not change its principal business ;

(iii)	unless otherwise specified in Laws and Ordinances, etc., shall not subordinate the payment of any of its debts under this Agreement to the payment of any unsecured debts (including any secured debts that will not be fully collected after a foreclosure sale of the security), or at least will treat them equally;

(iv)	without the consent of the Facility Agent and all the Lenders, shall not enter into any change of its corporate form, merger, company partition, exchange or transfer of shares, assign (including an assignment for a sale and leaseback transaction) all or a part of its material business or assets (other than Unrestricted Margin Stock) to a third party, or succeed to all or a part of the material business or assets of a third party, which will have or may have a material effect to the performance of the obligations under this Agreement, excluding the Merger;

(v)	does not become any of those listed in (a) to (h) of item (ii) of section 4.1;

(vi)	does not commit any of the following by itself or through any third party:
(a)	a demand and conduct with force and arms;

(b)	an unjustifiable demand and conduct having no legal cause;

(c)	threatening or committing violent behaviour relating to its business transactions;

(d)	an action to defame the reputation or interfere with the business of any Lender or Agent by spreading rumor, using fraudulent means or resorting to force; or

(e)	other actions similar to any of the foregoing; and
(vii)	procure that the Parent Borrower shall retain 100% equity (based on the voting ratio) in Tomy Corporation on and after the date of execution of this Agreement unless such shares of Tomy Corporation fall into the Unrestricted Margin Stock.

(viii)	procure that Tomy Corporation shall retain 100% equity (based on the voting ratio) in the Subsidiary Borrower on and after the date of execution of this Agreement, provided, however, that it shall retain 67% equity or more and make it a consolidated subsidiary to the Parent Borrower on and after the Merger Closing Date, unless such shares of Tomy Corporation fall into the Unrestricted Margin Stock.

(ix)	(only applicable to the Parent Borrower) if it makes an investment (including but not limited to capital investment and purchase of securities; provided, however, excluding investments relating to renewal or replacement of existing facilities) which could cause the Leverage Ratio to exceed 4.0 on and after the date of this Agreement,deliver appropriate documents

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setting out the business plan and/or other relevant information to the Agent and all Lenders and consult faithfully with them prior to the investment.

In this item (ix), “Leverage Ratio” means, with respect to the Parent Borrower as of any time of determination, the ratio of (a) the amount obtained by subtracting (x) the amount of cash and cash deposits shown on the consolidated balance sheet of the Parent Borrower at such time of determination from (y) the aggregate amount of long-term borrowing scheduled to be repaid within one year, debentures scheduled to be redeemed within one year, bonds and long-term borrowing as shown on the consolidated balance sheet of the Parent Borrower to (b) the sum of operating earnings as shown on the consolidated income statement of the Parent Borrower and goodwill amortisation and depreciation as shown on the consolidated cash flow statement of the Parent Borrower, in each case as of such time of determination.
(5)	The Parent Borrower affirmatively covenants to comply with the matter set out below, on and after the date of execution of this Agreement, until this Agreement is terminated, and until the performance of all the Borrower’s obligations under this Agreement to the Lenders and the Agent is completed,:
(i)	maintain the total amount in the shareholder’s equity of the consolidated balance sheet as of the last day of each fiscal year at or over the higher of (i) the amount equivalent to 75% of the total amount in the shareholder’s equity of the consolidated balance sheet as of March 31, 2010 or (ii) the amount equivalent to 75% of the total amount in the shareholder’s equity of the consolidated balance sheet as of the last day of the immediately preceding fiscal year;

(ii)	maintain the total amount in the shareholder’s equity of the non-consolidated balance sheet as of the last day of each fiscal year at or over the higher of (i) the amount equivalent to 75% of the total amount in the shareholder’s equity of the non-consolidated balance sheet as of March 31, 2010 or (ii) the amount equivalent to 75% of the total amount in the shareholder’s equity of the non-consolidated balance sheet as of the last day of the immediately preceding fiscal year;

(iii)	shall not report a loss in ordinary profits and loss of the consolidated profit and loss statement as of the last day of each fiscal year for two consecutive fiscal years;

(iv)	shall not report a loss in ordinary profits and loss of the non-consolidated profit and loss statement as of the last day of each fiscal year for two consecutive fiscal year; and

(v)	ensure that the value dividing the amount of interest bearing liabilities calculated based on the consolidated balance sheet as of the last day of the fiscal year by EBITDA is less than 4.0. For this purpose, “interest bearing liabilities” means the amount obtained by subtracting the amount of cash and deposits from the sum of long-term borrowing scheduled to be repaid within one year, debentures scheduled to be redeemed within one year, bonds and long-term borrowing of the consolidated balance sheet and “EBITDA” means the sum of operating earnings and non-operating income of the consolidated income statement and goodwill amortisation and depreciation of the consolidated cash flow statement.
(6)	Each Borrower shall immediately notify the Facility Agent and the Paying Agent and all the Lenders through the Facility Agent in writing upon receipt of any service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the claim of an Individual Loan (including similar procedures outside of Japan with similar effects), together with a photocopy of such order. The Borrower so notifying, who sent such

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a document, shall confirm whether the document has reached the Facility Agent and the Paying Agent by calling the Facility Agent to confirm the same.

(7)	The Parent Borrower shall maintain its long-term debt rating assigned by Japan Credit Rating Agency, Ltd. at BB+ or higher.

(8)	If the Utilized Amount described in the Evidencing Document exceeds the total amount of the principals of the Outstanding Individual Loan Moneys on the Merger Closing Date, the Parent Borrower shall prepay or make the Subsidiary Borrower prepay such excess amount in accordance with the provisions set out in the Chapter 9 (for the avoidance of doubt, the provisions regarding the requirements for the amount to be prepaid in paragraph (1) of section 9.1 shall not be applied) by the Interest Payment Date coming after five (5) Business Days have passed since the date the Evidencing Document was submitted. In such case, with respect to any US Dollar Individual Loan, TTM rate as at the drawdown of the relevant US Dollar Individual Loan shall apply.

(9)	United States Laws
(a)	In this paragraph:

Code means the United States Internal Revenue Code of 1986.

ERISA means the United States Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any person treated as a single employer with any Borrower under this Agreement for the purpose of section 414 of the Code.

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations.

Plan means an employee benefit plan as defined in section 3(3) of ERISA: (i) maintained by any Borrower or any ERISA Affiliate; or (ii) to which any Borrower or any ERISA Affiliate is required to make any payment or contribution.

Reportable Event means: (i) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or (ii) a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b)	No Borrower may: (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(c)	No Borrower may use any part of any Loan to acquire any security in violation of section 13 or 14 of the United States Securities Exchange Act of 1934.

(d)	Each Borrower must promptly upon becoming aware of it notify the Agent and all Lenders of:

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(i)	any Reportable Event;

(ii)	the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

(iii)	a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan.
(e)	Each Borrower and its ERISA Affiliates must be, and remain, in compliance in all material respects with all laws and regulations relating to each of its Plans.

(f)	Each Borrower and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a lien or other encumbrance on any of its assets or which is reasonably likely to have a Material Adverse Effect.

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6. PROVISIONS REGARDING JOINT AND SEVERAL GUARANTEE AND RELATIONSHIP BETWEEN BORROWERS
6.1 Provisions regarding Joint and Several Guarantee
The Parent Borrower guarantees, jointly and severally with the Subsidiary Borrower, all obligations of the Subsidiary Borrower to the Tranche B Lenders under this Agreement, and will comply with each provision of this Agreement as well as the following when performing the obligations under this Agreement. The Subsidiary Borrower guarantees, jointly and severally with the Parent Borrower, all obligations of the Parent Borrower to the Lenders under this Agreement, and will comply with each provision of this Agreement as well as the following when performing the obligations under this Agreement.
(i)	A demand for performance of guarantee obligations to the Parent Borrower shall be made in writing through the Facility Agent by the Tranche B Majority Lenders specifying the amount to be performed. A demand for performance of guarantee obligations to the Subsidiary Borrower shall be made in writing through the Facility Agent by the Tranche Majority Lenders specifying the amount to be performed.

(ii)	The Facility Agent shall undertake the demand for performance of guarantee obligations in accordance with the instruction of the Tranche Majority Lenders, and in the case where there is no such instruction, shall not be liable for not undertaking the demand for performance of guarantee obligations. Money received by performance of the guarantee obligations by the Parent Borrower or the Subsidiary Borrower shall be distributed to the Lenders by the Paying Agent in accordance with this Agreement.

(iii)	The Parent Borrower shall not set off any deposit claims or any other claims it or the Subsidiary Borrower has against the Tranche B Lenders in respect of any obligations related to the guarantee which it assumes. The Subsidiary Borrower shall not set off any deposit claims or any other claims it or the Parent Borrower has against the Lenders in respect of any obligations related to the guarantee which it assumes; provided, however, that the Parent Borrower or the Subsidiary Borrower may, if (a) its obligations related to its guarantee become due and payable and (b) it is necessary for it to preserve its deposit claims or any other claims to the Lender which are due and payable, set off such claims against such obligations in accordance with the provisions set out in paragraph (2) of section 8.2.

(iv)	The Parent Borrower shall pay the guarantee obligations only to the Paying Agent, and agrees that, in the case of performance of the guarantee obligations by the Parent Borrower, that the rights of reimbursement obtained by subrogation or other cause against the Subsidiary Borrower from the Tranche B Lenders shall be subject to the provisions of this Agreement in the same way as the claims of the Tranche B Lenders under this Agreement against the Subsidiary Borrower, and it shall not exercise such rights without the consent of all Tranche B Lenders until the termination of this Agreement and until all the Borrowers repay all the obligations in full under this Agreement to the Tranche B Lenders and the Agents. The Parent Borrower shall assign any such rights or order to all the Tranche B Lenders without charge in the case where the Tranche B Majority Lenders make a demand through the Facility Agent.

(v)	The Subsidiary Borrower shall pay the guarantee obligations only to the Paying Agent, and agrees that, in the case of performance of the guarantee obligations by the Subsidiary Borrower, that the rights of reimbursement obtained by subrogation or other cause against

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the Parent Borrower from the Lenders shall be subject to the provisions of this Agreement in the same way as the claims of the Lenders under this Agreement against the Parent Borrower, and it shall not exercise such rights without the consent of all the Lenders of the relevant tranche until the termination of this Agreement and until all the Borrowers repay all the obligations in full under this Agreement to the Lenders and the Agents. The Subsidiary Borrower shall assign any such rights or order to all the Lenders of the relevant tranche without charge in the case where the Tranche Majority Lenders make a demand through the Facility Agent.

(vi)	In the case where the Parent Borrower separately guarantees any transaction between the Subsidiary Borrower and the Tranche B Lender(s), such guarantee shall not be affected by the guarantee under this Agreement, and in the case where there is any other guarantee of which the guaranteed amount is limited, the limit of the guaranteed amount under this section 6.2 shall be added to such limit of the other guarantee. This shall also apply if the Parent Borrower provides separate guarantee to the Tranche B Lender(s) after the date of this Agreement.

(vii)	In the case where the Subsidiary Borrower separately guarantees any transaction between the Parent Borrower and the Lender(s), such guarantee shall not be affected by the guarantee under this Agreement, and in the case where there is any other guarantee of which the guaranteed amount is limited, the limit of the guaranteed amount under this section 6.2 shall be added to such limit of the other guarantee. This shall also apply if the Subsidiary Borrower provides separate guarantee to the Lender(s) after the date of this Agreement.

(viii)	The Parent Borrower shall not demand the exemption of its guarantee obligations even in the case where any other guarantee or security is changed or discharged at the convenience of the Subsidiary Borrower or the Tranche B Lenders, or the principal amount of the secured obligation has been fixed in relation to any other security, or the principal amount of the secured obligation of any other guarantee has been fixed.

(ix)	The Subsidiary Borrower shall not demand the exemption of its guarantee obligations even in the case where any other guarantee or security is changed or discharged at the convenience of the Parent Borrower or the Lenders, or the principal amount of the secured obligation has been fixed in relation to any other security, or the principal amount of the secured obligation of any other guarantee has been fixed.

(x)	In the case where the Tranche B Majority Lenders demand the performance of guarantee obligations to the Parent Borrower through the Facility Agent, the Tranche B Majority Lenders and the Facility Agent shall have no obligation to take any procedures, exercise any rights, or notify to any other person prior to making such demand regardless of any reasons. In the case where the Tranche Majority Lenders demand the performance of guarantee obligations to the Subsidiary Borrower through the Facility Agent, the Tranche Majority Lenders and the Facility Agent shall have no obligation to take any procedures, exercise any rights, or notify to any other person prior to making such demand regardless of any reasons.
6.2	Subsidiary Borrower Guarantee

(1)	The Subsidiary Borrower acknowledges that:
it will receive valuable direct or indirect benefits as a result of the transactions financed by this Agreement.

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(2)	Each Lender agrees that the Subsidiary Borrower’s liability under this Chapter is limited so that no obligation of, or transfer by, the Subsidiary Borrower under this Chapter is subject to avoidance and turnover under any fraudulent transfer law.

6.3	Provisions regarding Relationship between the Borrowers

(1)	The Subsidiary Borrower hereby irrevocably appoints the Parent Borrower as its agent with respect to all the actions and procedures (including the sending and receiving of notices) in relation to this Agreement.

(2)	The Parent Borrower hereby irrevocably appoints the Subsidiary Borrower as its agent for service of process in any proceedings before any court located in the State of Delaware.

(3)	The Agent and the Lenders may deem that the notices, consents and other communications received in relation to this Agreement from the Parent Borrower, unless otherwise specified therein, has been agreed to by the Subsidiary Borrower.

7.	EVENTS OF DEFAULT

7.1	Events of Default

(1)	If any of the events described below (item (vi) is applicable only to the Subsidiary Borrower) occurs with respect to any Borrower, all the Borrowers’ obligations to all the Lenders and the Agent under this Agreement shall automatically become due and payable without any notice or demand by the Lenders or the Facility Agent, and the Borrower shall immediately pay the principal of the Individual Loan(s) and interest, and Break Funding Costs and any other payment obligation that each Borrower owes under this Agreement, and the Lending Obligations of all the Lenders, if any, shall extinguish. In this Agreement, the events described in this paragraph (1) and paragraph (2) below shall be collectively referred to as “Events of Default”.
(i)	payment is suspended, or a petition is filed for commencement of bankruptcy proceedings (hasan tetsuzuki kaishi), civil rehabilitation proceedings (minji saisei tetsuzuki kaishi), corporate reorganization proceedings (kaisha kousei tetsuzuki kaishi) or special liquidation (tokubetsu seisan kaishi), or any other petitions for commencement of similar legal bankruptcy proceedings (including similar petitions outside of Japan with similar effects such as petitions under the U.S. Bankruptcy Law).

(ii)	a resolution for dissolution is adopted, or an order for dissolution is issued.

(iii)	its business is ceased to be carried on.

(iv)	the suspension of transactions is imposed by a relevant clearing house.

(v)	an order or a notice of provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or any other attachment (sashiosae) against the bank deposits or other claims held by each Borrower (including similar procedures outside of Japan with similar effects) is sent to the Lender.

(vi)	the Subsidiary Borrower makes a general assignment for the benefit of creditors.

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(2)	If any of the events described below occurs with respect to any Borrower, all the Borrowers’ obligations to all the Lenders and the Agent under this Agreement shall become due and payable upon notification to the Parent Borrower by the Majority Lenders through the Facility Agent, and each Borrower shall immediately pay the principal of the Individual Loan(s) and interest, and Break Funding Costs and any other payment obligation that each Borrower owes under this Agreement in accordance with the provisions of this Agreement, and the Lending Obligations of all the Lenders, if any, shall extinguish.
(i)	If either Borrower delays the performance of its obligations, in whole or in part, to the Lenders or the Agent, whether or not the obligations arises under this Agreement.

(ii)	If any of the representations or warranties made or given by either Borrower in this Agreement proves to be untrue.

(iii)	If either Borrower is in breach of or in default under any of its obligation in this Agreement, other than the preceding two items.

(iv)	An order or a notice of attachment (sashiosae), provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or preliminary injunction (kari shobun) (including similar proceedings outside Japan with similar effects) is sent, or a proceeding of a forced sale is commenced with respect to the security provided by either Borrower.

(v)	If any corporate bonds issued by either Borrower have become due and payable prior to its maturity (excluding the case in which a breach of the Margin Regulations occurs).

(vi)	If any obligation of either Borrower other than those under this Agreement becomes due and payable prior to the stated maturity due to an event of default, or if any guarantee obligation of either Borrower provided for the benefit of a third person fails to be performed.

(vii)	When it suspends its business or receives a disposition for suspension of business, etc. from the competent government authority.

(viii)	If the guarantee obligation of either Borrower becomes nullified, cancelled or becomes invalid regardless of the reason, or the likelihood of any of these arise.

(ix)	Other than each of the preceding items, if the business or condition of assets of the Borrower materially deteriorates, or is likely to materially deteriorate and it is considered necessary to preserve the claims (excluding the case in which a breach of the Margin Regulations occurs).
(3)	In the case where a notice under the preceding paragraph is delayed or does not arrive for reasons attributable to any Borrower, all of the obligations under this Agreement shall become due and payable by all the Borrowers at the time such notice should have been delivered, and the Borrowers shall immediately pay the principal of the Individual Loan, interest, the Break Funding Costs and any other payment obligations that all the Borrowers owe under this Agreement, and the Lending Obligations of the Lenders, if any, shall extinguish.

(4)	When the Lender becomes aware of the occurrence of an Event of Default (excluding the cases where the representations and warranties made by the Borrowers in item (ii) of section 4.1 proves to be untrue, or where the obligation of the Borrowers provided in items (v) and (vi) of paragraph (4) of section 5.1 has been breached) with respect to any Borrower, the Lender shall immediately notify the Facility Agent of such occurrence, and the Facility Agent shall notify all the other Lenders of the occurrence of such event. When the Lender becomes aware that the representations and warranties made by the Borrowers in item (ii) of section 4.1 proves to be untrue, or where the obligation of the

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Borrowers provided in item (v) and (vi) of paragraph (4) of section 5.1 has been breached, the Lender may notify the Facility Agent of such occurrence, and the Facility Agent who received such notice shall notify all the other Lenders of the occurrence of such event.

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8.	REPAYMENT OBLIGATIONS

8.1	Performance of Obligations by the Borrower

(1)	Each Borrower shall repay its obligations by making a deposit into the Syndicate Account (i) by the Payment Time for those obligations which the Payment Date is provided for under this Agreement, or (ii) immediately upon the request of the Facility Agent, for those obligations which the Payment Date is not provided for under this Agreement and the obligation of the relevant Borrower to the Agent or the Lenders shall be deemed to have been performed when the Borrower makes such deposit into the Agent Account.

(2)	Unless otherwise provided for in this Agreement, even if the Borrower makes a payment, contrary to paragraph (1) of this section, directly to the Lender and not through the Paying Agent as repayment of the obligations under this Agreement, such payment shall not be deemed as performance of obligations under this Agreement. In this case, the Lender who received such payment shall deliver the money it received to the Paying Agent and the Borrower’s obligations under this Agreement shall be deemed to have been performed with respect to such money upon the receipt of such money by the Paying Agent; provided, however, that in the case where the Borrower disposes (through voluntary sale; nin-i-baikyaku) the assets which is subject to a revolving security (ne-tanpoken) (excluding those created in breach of the provisions of this Agreement) that have been granted in favour of a Lender as the secured party, and directly pays to that Lender the proceeds it receives from such disposal in order to perform its obligations under this Agreement, such direct payment shall be considered as performance of the obligations under this Agreement, and in such case the relevant Lender shall promptly report to the Facility Agent the repayment amount and the contents of allocation. The Borrower may not perform its obligations under this Agreement by substitute performance (daibutsu bensai) unless the Facility Agent and all the Lenders give their prior written consent.

(3)	Payments by the Borrower in this section shall be applied in the order set out below (Order of Application); provided, however, that in the case the Borrower’s obligation become due and payable prior to the stated maturity, the provisions separately provided under this Agreement shall apply:
(i)	among the expenses, etc. to be borne by each Borrower under this Agreement, those which the Agent has incurred on behalf of the Borrower and the Agent Fee;

(ii)	among the expenses, etc. to be borne by each Borrower under this Agreement, those payable to a third person;

(iii)	among the expenses, etc. to be borne by each Borrower under this Agreement, those which the Lenders have incurred on behalf of each Borrower;

(iv)	default interest and Break Funding Cost in relation to Tranche A and Tranche B;

(v)	the Commitment Fee in relation to Tranche A and Tranche B;

(vi)	interest on the loan in relation to Tranche A and Tranche B; and

(vii)	principal of the loan in relation to Tranche A and Tranche B.
(4)	Upon the application of payment in the preceding paragraph, in the case where the applied amount falls short of the amount under any of the items, with respect to the first item not fully covered

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(“Deficient Item”), the remaining amount, after the application to the item ranked prior to the Deficient Item, shall be applied in proportion to the amount of individual payment obligations owed by each Borrower under the Deficient Item which have become due and payable (such allocation method shall be referred to as “Deficient Item Allocation Method”).

(5)	Unless required by Laws and Ordinances, etc., each Borrower shall not deduct Taxes and Public Charges, etc, from the obligations to be paid pursuant to this Agreement. In the case where it is necessary to deduct Taxes and Public Charges, etc. from the amount payable by each Borrower, each Borrower shall additionally pay the amount necessary so that the Lender may receive the amount equal to the sum which it would have received had no such deduction being made. In such case, each Borrower shall, within thirty (30) days from the date of payment, directly send to the Lender a certificate of tax payment in relation to withholding taxes issued by the tax authorities or other relevant governmental authorities of the relevant country.

8.2	Setoff

(1)	If a Borrower is required to perform its obligations to the Lender upon the Payment Date, Event of Default or otherwise, the Lender (a) may set off the claim it has against the Borrower under this Agreement against its deposit liabilities or other obligations owed to the Borrower, regardless of whether such obligations are due and payable or not notwithstanding paragraph (2) of the preceding section and (b) may accept the deposited amount on behalf of the Borrower and apply this amount as payment of its obligations without giving prior notice or following any given procedures. For the calculation of interests, Break Funding Cost, default interest, etc., on the claims and obligations involved in the case of such setoff or application of payment, the calculation period shall be the period up to the calculation date, and in such calculation, the interest rate and default interest rate shall be in accordance with each relevant agreement, and in the case when there is no provision regarding interest rates and default interest rates, the interest rates and default interest rates as reasonably determined by the Lender shall apply. As for the foreign exchange rate, the foreign exchange rate at the time such calculation is made as reasonably determined by the Lender shall apply. If the setoff or application of payment is not sufficient to extinguish the obligations of the Borrower, the relevant Lender may apply the setoff or the payment in the order and method as it sees fit, and the Borrower shall not object to such application.

(2)	The Borrower may, upon the Payment Date of the Individual Loan and if it is necessary for the Borrower to preserve its deposit claim or any other claim to the Lender which are due and payable, set off such claim against its obligations owed to the Lender under this Agreement, regardless of paragraph (2) of the preceding section. In such case, the Borrower shall give a written setoff notice and promptly submit to the Lender the certificate or passbook for the deposit or other claims being setoff. For the calculation of interests, default interest, etc., on the claims and obligations involved in the case of such setoff or application of payment, the calculation period shall be the period up to the date of receipt of the setoff notice, and in such calculation, the interest rate and default interest rate shall be in accordance with each relevant agreement (in the case when there is no provision regarding interest rates and default interest rates, the interest rates and default interest rates as reasonably determined by the Lender shall apply). As for the foreign exchange rate, the foreign exchange rate at the time such calculation is made as reasonably determined by the Lender shall apply. If the setoff or application of payment is not sufficient to extinguish the obligations of the Borrower, the Borrower may apply the setoff or the payment in the order and method as it sees fit, provided, however, that if the Borrower fails to specify such order and method, the relevant Lender may apply the setoff or the payment in the order and method as it sees fit, and the Borrower shall not object to such application.

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(3)	In the case where a setoff is performed in accordance with preceding two paragraphs, the Lender with regard to (1) above, and the relevant Borrower, with regards to (2) above, shall promptly notify the Facility Agent of the details in writing. If any Damages, etc. are incurred by the Lender or the Facility Agent due to delay of such notice without any reasonable grounds, either the Lender or the Borrower who failed to give such notice shall bear such Damages, etc.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
9.	PROVISIONS FOR PREPAYMENT

9.1	Voluntary Prepayment

(1)	The Borrower may not prepay all or any part of the principal of an Individual Loan before its Payment Date (“Prepayment”); provided, however, that if the Borrower requests the prepayment in accordance with the requirements provided for in the provisions from the next paragraph, the Borrower shall be allowed to make such prepayment. In the case where the Borrower makes a prepayment in accordance with such procedures, the Borrower may only prepay the amount of more than 50 million Yen for every 50 million Yen (in the case of US Dollar loan, the total prepayment amount of each Individual Loan to be prepaid after the Yen Conversion shall be more than 50 million Yen for every 50 million Yen) for a Tranche or the entire amount of the Total Outstanding Amount of a Tranche.

(2)	In the case where the Borrower requests the Prepayment, the Parent Borrower shall give a written notice to the Facility Agent no later than ten (10) Relevant Business Days prior to the proposed Prepayment date (provided, however, that such date shall be a Relevant Business Day; hereinafter referred to as “Proposed Prepayment Date” in this section), indicating in writing (a) the Borrower who requests such Prepayment, the tranche in relation to which the Borrower requests prepayment, the Drawdown Date, the Maturity Date, and the principal amount of the Individual Loan of which the Borrower requests prepayment, (b) to pay in full the interest on the principal amount to be prepaid, which has accrued from (and including) the first day of the interest period within which the Proposed Prepayment Date belongs up to (and including) the Proposed Prepayment Date (the “Accrued Interest”, to be calculated in accordance with the standard method for calculation of interest under this Agreement) on the Proposed Prepayment Date, and (c) the Proposed Prepayment Date. Even if it is the Subsidiary Borrower who will conduct the Prepayment in accordance with this section, such notice shall be given through the Parent Borrower. No later than the next Relevant Business Day after the day of receipt of the notice from the Parent Borrower, the Facility Agent shall notify the details of (a) to (c) in this paragraph to the Prepayment Lenders, and the Prepayment Lenders shall no later than four (4) Relevant Business Days prior to the Proposed Prepayment Date (Prepayment Consent Deadline), notify the Facility Agent of whether it will accept or reject the Prepayment. If such notice is not received by the Facility Agent from any of the Prepayment Lenders, then such Prepayment Lender shall be deemed not to have accepted the Prepayment. The Facility Agent shall determine whether or not to accept the Prepayment no later than three (3) Relevant Business Days prior to the Proposed Prepayment Date and notify its decision to the Parent Borrower and the Prepayment Lenders.

(3)	In the case where a Prepayment is accepted pursuant to the preceding paragraph, the Prepayment Lender shall notify the Facility Agent of the Break Funding Cost no later than two (2) Relevant Business Days prior to the Proposed Prepayment Date. Upon receipt of such notice, the Facility Agent shall notify the Parent Borrower one (1) Business Day prior to the Proposed Prepayment Date. The Borrower for which the request for Prepayment has been accepted shall pay the total of the principal, the Accrued Interest and the Break Funding Costs in respect of the Individual Loan to be prepaid on the Proposed Prepayment Date.

9.2	Compulsory Prepayment

If it has become clear that the Offer Closing Date would not come due to the withdrawn of the Tender Offer or other reasons or if the Merger Agreement is terminated prior to the Merger Closing Date, this Agreement shall immediately be terminated with respect to both Tranche A and Tranche B in relation to all the Lenders. All the Borrowers shall prepay the whole amount of the Outstanding

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Individual Loan Moneys in accordance with the provisions set out in this Chapter 9 by the Interest Payment Date coming after five (5) Relevant Business Days have passed since the date such event occurred.

10.	TERMS AND CONDITIONS OF SYNDICATION

10.1	Rights and Obligations of Lenders

(1)	Unless otherwise provided for in this Agreement, the obligations of each Lender under this Agreement are several and independent to each other, and the Lender shall not be released from its obligations under this Agreement for the reason of other Lenders failing to perform its obligations. No Lender shall be liable for the failure of any other Lenders to perform its obligations under this Agreement.

(2)	In the case where the Lender failed to perform its Lending Obligation by not making the Individual Loan on the Proposed Drawdown Date, such Lender shall indemnify all Damages, etc. which the Borrower incurred as a result of such Lender’s failure to perform such Lending Obligation on demand by the Borrower; provided, however, that the indemnification of such Damages, etc. towards the Borrower shall not exceed to the difference between the amount of interests or other fees required or would have been required by the Borrower for obtaining a separate loan because the Individual Loan had not been made on the Proposed Drawdown Date and the amount of interest or other fees required or would have been required by the Borrower if the Individual Loan would have been made on the Proposed Drawdown Date.

(3)	Except as otherwise provided for in this Agreement, the rights of each Lender under this Agreement are several and independent to each other, and each Lender may exercise its rights under this Agreement separately and independently.

10.2	Distributions to Lenders

(1)	In the case where any amount remains after deducting the amounts under (i) and (ii) of the Order of Application from the amount paid by the Borrower in accordance with this Agreement, the Paying Agent shall immediately distribute such remaining amount to each Lender, in accordance with the provisions of this section, provided, however, that if such money was paid by the Borrower as Increased Costs to the Increased Costs Lender, or as performance of the obligations against the relevant Increased Costs Lender in the case this Agreement is terminated in relation to such Increased Costs Lender, the Paying Agent shall promptly distribute such money to the Increased Costs Lender notwithstanding the provisions of this section.

(2)	In the case where (a) the Borrower receives service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) with respect to a loan claims, or (b) claim in relation to an Individual Loan has assigned or transferred, prior to the distribution to the Lenders in relation to the Individual Loan pursuant to this section by the Paying Agent, the rights and obligations, etc. between the Borrower, the Agent and the Lenders shall be as follows.
(a)(i)	In the case where the Paying Agent completed the distribution to the Lenders pursuant to this section before it has received notice that the Borrower received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to a loan claim.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
In this case, even if the creditor obtaining an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae), the Borrower, the Lender or any other third person suffer Damages, etc. as a result of such distribution by the Paying Agent, the Agent shall not be liable in relation thereto, and the relevant Borrower shall deal with the matter at its own cost and liability. The relevant Borrower shall indemnify the Agent for any Damages, etc. incurred by the Agent due to such transfer.

(ii)	In the case where the Paying Agent, after the remittance by the Borrower of the relevant amount to the Agent Account, and before the completion of a distribution to the Lenders pursuant to this section, receives notice from the relevant Borrower that it has received service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the loan claims relating to such Individual Loan.

In this case, (a) with respect to the money subject to such notice, the Paying Agent may withhold the distribution pursuant to this section, and may take other measures in the manner that the Paying Agent sees fit; and (b) the Paying Agent shall distribute to all the relevant Lenders other than the Lender subject to such notice, the money received by the Borrower excluding the amount subject to such notice. If the creditor obtaining an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae), the Borrower, the Lender, or any other third person suffers any Damages, etc. as a result of the distribution by the Paying Agent pursuant to item (a) of this item, the Agent shall not be liable in relation thereto, and the relevant Borrower shall deal with the matter at its own cost and liability. The relevant Borrower shall indemnify the Agent for any Damages, etc. incurred by the Agent due to such distribution.

(b)	If the Assignor and the Assignee, in their joint names, or a Borrower independently, notifies the Facility Agent in accordance with this Agreement of an assignment of the loan claims:

In this case, the Facility Agent shall, after receiving either of such notices, immediately commence all administrative procedures necessary to treat such Assignee as the creditor of such loan claims, and the Agent shall be exempt, insofar as the Agent treats the previous Lender as the party in interest until the Agent notifies the Parent Borrower, the Assignor, and the Assignee that such procedures have been completed. If the Assignee or any other third person suffers Damages, etc. due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the Parent Borrower and the Assignor of such loan claims shall deal with the matter at their own cost and liability. The Parent Borrower and the Assignor of such loan claims shall jointly indemnify the Agent for any Damages etc. incurred by the Agent arising out of this item.
(3)	A distribution by the Paying Agent to the Lenders shall be made in the order of items (iii) to (vii) of the Order of Application. If a Deficient Item arises in the amounts to be distributed, the application and distribution with respect to such Deficient Item shall be made in accordance with the Deficient Item Allocation Method.

(4)	Notwithstanding the Order of Application and the Order of Deficient Item Application, if a Borrower becomes subject to an event of default, the Paying Agent shall distribute the remaining amount after deducting the amounts described under item (i) and (ii) of the Order of Application from the amount paid by the Borrower in proportion to the amount of the obligations that the Borrower owes to the Lenders under this Agreement. In this case, the application shall be made in

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
the order and method that each Lender sees fit, and the Lender shall promptly report to the Facility Agent the contents of allocation.

(5)	If the remittance of money to the Agent Account by a Borrower is made later than the Payment Time, the Paying Agent shall be under no obligation to make the distribution under paragraph (1) of this section on the same date. In such case, the Agent shall make such distribution immediately after receiving remittance from the Borrower, and the Borrower who makes such late payment shall bear any Damages incurred by the Lenders or the Agent.

(6)	Upon request from the Facility Agent, and if such request is based on a reasonable cause, the Lenders receiving such request shall immediately notify the Facility Agent the amount (including specifics) of the claims they hold against the Borrower under this Agreement. In this case, the obligation of the Agent to make a distribution under paragraph (1) shall arise at the time all such notices reach the Facility Agent and the Paying Agent through the Facility Agent. In the case where the notice is delayed without a reasonable cause, such Lender shall bear any Damages, etc, incurred by any other Lenders or the Agent as a result of such delay.

(7)	The Paying Agent may make a distribution to the Lenders by way of Temporary Advance. If the Temporary Advance is not cleared by the Payment Time, the Lenders who received the distribution pursuant to this paragraph shall, immediately upon the Paying Agent’s request, reimburse to the Paying Agent the amount of such Temporary Advance that it received. The Lenders shall, immediately upon the Paying Agent’s request, pay to the Paying Agent any Temporary Advance Costs required in making such Temporary Advance, in proportion to the amount of Temporary Advance that it received.

10.3	Rights and Obligations of the Agent

(1)	The Agent shall, pursuant to the entrustment by all Lenders, perform the duties entrusted to the Agent under this Agreement (Agent Services), and exercise rights on behalf of all the Lenders, and shall exercise the rights which, in the Agent’s opinion, are ordinarily necessary or appropriate to perform the Agent Services. The Agent shall not be liable for any duties other than those expressly provided for in the provisions of this Agreement, nor be liable for any non-performance of obligations by any of the Lenders under this Agreement. The Agent shall be an agent of the Lenders, and, unless otherwise provided for, shall never act as an agent of the Borrower. The Parent Borrower shall pay a fee separately agreed upon between the Parent Borrower and the Agent (Agent Fee) as the price for the Agent undertaking the Agent Services under this Agreement.

(2)	The Agent may rely upon any communication, instrument and document which the Agent believes to be true and correct, and that have been signed or have the name and seal attached by an appropriate person, and may act in reliance upon any written opinion or explanatory letter of experts appointed reasonably by the Agent to the extent necessary in relation to this Agreement.

(3)	The Agent shall perform its duties and exercise its authorities provided for in this Agreement with the due care of a good manager.

(4)	Neither the Agent nor any of its directors, employees or agents shall be liable to the Lender for any acts or omissions conducted by the Agent pursuant to, or in connection with, this Agreement, except for its or their wilful misconduct or negligence. The Lenders other than the Lender acting as Agent shall jointly and severally indemnify the Agent for any and all liabilities and Damages, etc. incurred by the Agent in the course of the performance of its duties under this Agreement, to the extent not reimbursed by the Borrower, and only for the amount outstanding after deducting the portion for

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
which the Agent should contribute, calculated pursuant to the Commitment Ratio of the Lender acting as the Agent (provided, however, that, for the period after some of the Lenders’ Lending Obligations with respect to each Tranche are extinguished and where the Outstanding Individual Loan Money of such Tranche remains, the Commitment Ratio shall be calculated as if the principal amount of the Outstanding Individual Loan Money equals to the Lender’s Commitment Amount of such Tranche as of such time (same applies in this paragraph), and that for the period after all the Lenders’ Lending Obligations with respect to Tranche A and Tranche B are extinguished, and where the repayment of all obligations pursuant to this Agreement has not been completed, the percentage shall be that of the total principal amount of the total of the Outstanding Individual Loan Money of Tranche A and Tranche B for each Lender to the Total Outstanding Balance with respect to Tranche A and Tranche B as of such time. If any of the Lenders cannot perform the indemnity for which it is liable, the Commitment Ratio of the Lender acting as the Agent shall be obtained by dividing the Commitment Ratio of the Lender acting as the Agent by the aggregate of the Commitment Ratios of the Lenders other than such non-indemnifying Lender).

(5)	The Agent shall not guarantee the validity of this Agreement nor any representation made by the parties in this Agreement, and the Lender shall enter into, and conduct transactions contemplated in, this Agreement at their sole discretion by conducting investigations as to creditworthiness of the Borrower and other necessary matters, on the basis of the documents, information and other data as they deem appropriate.

(6)	In the case where the Agent is also acting as a Lender, the Agent shall have the same rights and obligations as other Lenders, irrespective of the Agent’s obligations under this Agreement. The Agent may engage in commonly accepted banking transactions, other than under this Agreement, with the Borrower. The Agent shall not be required to disclose to other Lenders any information relating to the Borrower obtained through transactions with the Borrower other than under this Agreement (any information that has been disclosed to the Agent by the Borrower shall be, unless expressly identified as being made in relation to this Agreement, deemed to be disclosed in relation to the transactions with the Borrower other than this Agreement), nor shall the Agent be required to distribute to other Lenders any money it has received from the Borrower through transactions with the Borrower separately from this Agreement.

(7)	In the case where the Agent is also acting as a Lender, the calculation of amounts to be distributed to each Lender pursuant to the provisions of this Agreement shall be, for amounts to be distributed to each Lender other than the Agent, any amount less than the Minimum Currency Unit shall be rounded down, and for amounts to be distributed to the Lender who is also appointed as the Agent, shall be the amount remaining after deduction of the amounts distributed to other Lenders from the total of the amounts to be distributed to all the Lenders.

(8)	Except for the cases provided for in the preceding paragraph, the handling of fractions less than the Minimum Currency Unit which are required under this Agreement shall be made in the manner the Agent sees fit.

(9)	In the case where the Agent receives any notice from a Borrower which is required to be given to each Lender in relation to this Agreement, unless otherwise provided for in this Agreement, the Agent shall promptly inform all Lenders of the details of such notice, and if the Agent receives any notice from a Lender which is required to be given to the Borrower or other Lenders, the Agent shall promptly inform the Borrower or all Lenders except the Lender who made such notice, as the case may be, of the details of such notice. The Agent shall make available for review by Lenders during ordinary business hours any documents in connection with this Agreement which the Agent has obtained from a Borrower and has kept.

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10.4	Resignation and Dismissal of Agent
(1)	The procedures for resignation of the Agent shall be as follows.
(i)	The Agent may resign its position as the Agent by giving a written notice to all the Lenders and the Parent Borrower; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the notice is given pursuant to the preceding item, the Majority Lenders may appoint a successor Agent with the consent of the Parent Borrower.

(iii)	If a successor Agent is not appointed by the Majority Lenders within thirty (30) days after the date the notice under item (i) above is given, or if the person appointed by the Majority Lenders does not agree to assume the position, the Agent in office at that time shall, with consent of the Parent Borrower, appoint a successor Agent on behalf of the Majority Lenders.
(2)	The procedures for removal of the Agent shall be as follows.
(i)	The Majority Lenders may remove the Agent by giving a written notice to each of the other Lenders, the Parent Borrower, and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	In the case where the notice under the preceding item is given, the Majority Lenders may appoint a successor Agent with consent of the Parent Borrower.
(3)	In the case where the person appointed as the successor Agent in accordance with the preceding two paragraphs accepts the appointment, the former Agent shall deliver to the successor Agent all documents and materials it has kept as an Agent under this Agreement, and shall give all the necessary support for the successor Agent to perform its duties as an Agent under this Agreement.

(4)	The successor Agent shall succeed the rights and obligations of the former Agent under this Agreement, and the former Agent shall, at the time of assumption of office by the successor Agent, be exempted from all of its obligations as an Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect and apply.

(5)	In the case where the Parent Borrower fails to pay the Agent Fee, the Agent shall demand the Borrower to pay the Agent Fee within a reasonable period of time, and if the payment is not made within that time period, may resign the position as an Agent by coming into an agreement with all the Lenders, notwithstanding the preceding four paragraphs. In the case where the Agent resigns pursuant to this paragraph, the resigned Agent shall promptly notify the Parent Borrower of such fact, and the Borrowers shall not object to such resignation. Even if the Agent resigns pursuant to this paragraph, the Parent Borrower is not exempted from the obligation to pay the accrued Agent Fee, and that the Borrowers’ breach of duty under this Agreement shall not be resolve until such payment is made.

(6)	In the case where the Agent resigns pursuant to the preceding paragraph and the succeeding Agent is not immediately appointed with the consensus of all the Lenders, all the Lenders and the Agent (in the case where the Agent has resigned, all the Lenders only) shall faithfully consult with each other to make the necessary and relevant changes to this Agreement, including the deletion or amendment to the provisions relating to the Agent, so that each Lender could exercise its rights

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independently, and the Borrowers shall not object to the result of such consultation and shall provide cooperation for such changes.

10.5	Decisions of Majority Lenders and Tranche Majority Lenders

(1)	The decisions of the Majority Lenders shall be made in accordance with the following procedures.
(i)	In the case an event requiring an instruction of the Majority Lenders under this Agreement occurs, a Lender may give notice to the Facility Agent to request to seek the decision of the Majority Lenders.

(ii)	The Facility Agent shall, upon receipt of the notice made pursuant to the preceding item, immediately notify all Lenders that it will seek a decision of the Majority Lenders.

(iii)	Each Lender shall, upon receipt of the notice made pursuant to the preceding item, make its decision on the relevant event and inform the Facility Agent of such decision within reasonable period designated by the Facility Agent (in principle, within five (5) Business Days after the receipt of such notice).

(iv)	If a decision of the Majority Lenders is made pursuant to the preceding three items, the Facility Agent shall immediately notify the Borrowers and all Lenders of such decision as the instruction by the Majority Lenders.
(2)	In addition to the preceding paragraph, in the case where the Facility Agent itself determines that an event requires a decision of the Majority Lenders, the Agent may notify all Lenders to seek such decision. The procedures after giving such notice shall follow the provisions of items (iii) and (iv) of the preceding paragraph.

(3)	The decisions of the Tranche Majority Lenders shall be made in accordance with the following procedures.
(i)	In the case an event requiring the instruction of the Tranche Majority Lenders under this Agreement occurs, a Lender may give notice to the Facility Agent to request the decision of the Tranche Majority Lenders.

(ii)	The Facility Agent shall, upon receipt of the notice under the preceding item, immediately notify all Lenders of such Tranche that it will seek a decision of the Tranche Majority Lenders.

(iii)	Each Lender shall, upon receipt of the notice under the preceding item, make its decision on the relevant event and inform the Facility Agent of such decision within reasonable period designated by the Facility Agent (in principle, within five (5) Business Days after the receipt of such notice).

(iv)	If a decision of the Tranche Majority Lenders is made pursuant to the preceding three items, the Facility Agent shall immediately notify the Borrowers and all the Lenders of such decision as the instruction by the Tranche Majority Lenders.
(4)	In addition to the preceding paragraph, in the case where the Facility Agent itself determines that an event which requires a decision of the Tranche Majority Lenders has occurred, the Facility Agent may notify all the Lenders of such Tranche to seek such decision. The procedures after giving such notice shall follow the provisions of items (iii) and (iv) of the preceding paragraph.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
10.6	Recovery, etc., from a Third Person

(1)	Without prior written consent of the Facility Agent and all Lenders, repayment by any third person other than the Borrowers of the obligations of the Borrowers under this Agreement shall not be allowed.

(2)	Without prior written consent of the Facility Agent and all Lenders, the Borrowers shall not, after the date of execution of this Agreement, appeal to any third person to provide guarantee (including provision of real property as guarantee for a third person’s obligation (butsujou hoshou)) for the obligations of the Borrowers under this Agreement, nor make any third person assume its obligations under this Agreement.

(3)	In the case where a Lender enters into a guarantee (including provision of real property as guarantee for a third person’s obligation (butsujou hoshou)) agreement without entrustment by the Borrowers or a debt assumption agreement with any third person with respect to the obligations of the Borrowers under this Agreement, the relevant Lender shall be required to obtain prior written consent of such third person with respect to each item described below, and in the case that a repayment is received from such third person pursuant to such guarantee agreement or debt assumption agreement, the relevant Lender receiving such repayment shall report to the Facility Agent the amount of repayment, details of its allocation, information regarding such third person, and such other information as the Facility Agent may request:
(i)	such third person shall have the same obligations as the relevant Lender assumes for the Agent, the Lenders other than the relevant Lender and the Borrowers under this Agreement with respect to any exercise of rights for compensation and contractual rights arising as a result of the performance of its guarantee obligation;

(ii)	such third person shall be bound by each provision under this Agreement;

(iii)	such third person is a corporation which is a resident of Japan (with its principal office or branch or business offices registered under the laws of Japan in Japan), and not an affiliate company, etc. of a Borrower, or a Borrower is not an affiliate company, etc. of such third person;

(iv)	in the case where such third person acquires part of the Individual Loan by subrogation, the loan claims acquired by subrogation shall be 100 million Yen or more; and

(v)	no withholding tax or other taxes shall arise resulting in an increase of the interest to be paid by the Borrowers to the such third party in the case where such third person acquires the Individual Loan by subrogation.
In the case where loan claims is acquired by subrogation by a third person in accordance with item (i), all expenses arising from the exercise of such acquisition by subrogation shall be borne by the relevant Lender or such third person. In addition, on or before the date on which the acquisition by subrogation occurs, the relevant Lender shall pay to the Agent 525,000 Yen (including the consumption tax; in the case of a change in the tax rate due to a change in Laws and Ordinances, etc., the amount shall be 500,000 Yen plus the revised consumption tax on JPY500,000), in consideration of the procedures, etc., for such acquisition by subrogation, for each acquisition by subrogation of loan claims for each Individual Loan.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
10.7	Enforcement of Revolving Security

(1)	In the case where a Borrower is required to perform its obligations under the Agreement to a Lender when due, or upon acceleration or otherwise, the relevant Lender may enforce its revolving security for the loan claims under this Agreement (“Enforcement of Revolving Security”), regardless of other provisions under this Agreement, to be fully repaid its loan claims under the Agreement.

(2)	In the case of an Enforcement of Revolving Security in the preceding paragraph, the relevant Lender shall promptly notify the Facility Agent in writing of the details of such Enforcement of Revolving Security (including the repayment amount and the method of allocation). If any Damages, etc. are incurred by the Lenders or the Agent due to delay of such notice without any reasonable cause, the relevant Lender that has failed to give such notice shall bear such Damages, etc.

10.8	Adjustments Among Lenders

(1)	If a Lender makes a setoff against deposit claims relating to the Syndicate Account (such Lender shall be referred to as “Setoff Initiating Lender” in this paragraph) pursuant to the provisions of this Agreement, the relevant Lender shall make arrangements among the Lenders by assigning claims pursuant to the procedures provided for in the items below:
(i)	the Agent shall, assuming that the amount of the claim that was extinguished by the setoff had been paid to the Agent, calculate the amount (hereinafter referred to as “Intended Distribution Amount” in this section) that the Lenders other than the Setoff Initiating Lender (hereinafter referred to as “Remaining Lenders” in this paragraph) should have received under paragraphs (1) to (4) of section 10.2;

(ii)	the Setoff Initiating Lender shall purchase from the Remaining Lenders the claims in an amount equivalent to the Intended Distribution Amount at face value; and

(iii)	in the case where relevant loan claim is assigned in accordance with the preceding item, the Remaining Lenders shall, at their own expense, notify the Borrower promptly after the assignment by a document bearing a confirmed date stamp (kakutei-hizuke) pursuant to article 467 of the Civil Code.
(2)	If a setoff is made by the Borrower against a Lender (which shall be referred to as “Lender Subject to Setoff” in this paragraph) pursuant to the provisions of this Agreement, arrangements among the Lenders to assign claims in accordance with the procedures set out in the items below shall be taken only in the case where all Lenders other than the Lender Subject to Setoff so request:
(i)	the Agent shall, assuming that the amount of the claim that was extinguished by the setoff had been paid to the Agent, calculate the Intended Distribution Amount that the Lenders other than the Lender Subject to Setoff (which shall be referred to as “Remaining Lenders” in this paragraph) should have received pursuant to paragraphs (1) to (4) of section 10.2;

(ii)	the Lender Subject to Setoff shall purchase from the Remaining Lenders claims in an amount equivalent to the Intended Distribution Amount at face value; and

(iii)	in the case where relevant loan claim is assigned in accordance with the preceding item, the Remaining Lenders shall, at their own expense, notify the Borrower promptly after the assignment by a document bearing a confirmed date stamp (kakutei-hizuke) pursuant to article 467 of the Civil Code.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(3)	In the case where a Lender receives any repayment of claims it has against a Borrower under this Agreement as a result of a compulsory execution by the relevant Lender itself of a property of the Borrower or files a petition for auction as the exercise of security interest over a property of the Borrower which has been granted in breach of this Agreement (collectively referred to as “Compulsory Execution” in this paragraph), or as a result of a request by the relevant Lender for distribution (excluding a request for distribution under security interest granted in accordance with this Agreement) in relation to a Compulsory Execution by any third person, the provisions of paragraph (1) of this section shall apply mutatis mutandis; provided, however, that for purposes of paragraph (1) of this section so applied mutatis mutandis all expenses (including attorney’s fees) incurred by the relevant Lender for the Compulsory Execution by itself or all expenses (including attorney’s fees) incurred by the relevant Lender for its request for distribution in relation to a Compulsory Execution by any third person shall belong to such Lender and the Intended Distribution Amount shall be calculated assuming that the amount of any proceeds earned as a result of the Compulsory Execution less such expenses had been paid to the Agent.

10.9	Transfer and Assignment of Contractual Position

(1)	Each Borrower shall not transfer to any third person its position, rights and obligations under this Agreement without prior written consent of all Lenders and the Facility Agent; provided, however, that, as a result of the Merger, RC2 Corporation shall succeed all of the contractual status and rights and obligations of the Subsidiary Borrower under this Agreement on the Merger Closing Date, and the Subsidiary Borrower, the Parent Borrower and RC2 Corporation shall perform all procedures necessary for such succession. After the Merger Closing Date, RC2 Corporation shall be bound by this Agreement as a “Subsidiary Borrower”. RC2 Corporation shall make representations and warranties of the Subsidiary Borrower set out in section 4.1 and section 6.3 on the Merger Closing Date.

(2)	The Lender may, until the Commitment Period expires, transfer or assign to a third person its position under this Agreement and all or any part of its rights and obligations associated with such contractual position, only if the Parent Borrower, acting for itself and on behalf of the Subsidiary Borrower, and the Facility Agent give their prior written consent to such transfer or assignment and all requirements set out in the items below are fulfilled (hereinafter in this section the Lender which makes such transfer or assignment shall be referred to as “Assigning Lender” and a third person which accepts such assignment shall be referred to as “Succeeding Lender”); provided, however, that this shall not apply to the assignment of loan claims sets out otherwise in this Agreement. The Parent Borrower, acting for itself and on behalf of the Subsidiary Borrower and the Facility Agent shall not unreasonably withhold their consent to the assignment, and the Agent shall, upon such transfer or assignment, notify all Lenders of such transfer or assignment. If the transfer or assignment pursuant to this paragraph is made, the Borrowers shall take all the measures required associated with the assumption of the guarantee under this Agreement (including but not limited to perfection procedures). In the case where the Agent incurs Damages, etc. in connection with obtaining a confirmed date stamp (kakutei-hizuke) as to the assignment stated in item (i) below, such Damages, etc. shall be borne by the Assigning Lender and the Succeeding Lender.
(i)	In the case where the Assigning Lender has loan claims in relation to the assigned tranche, the consent of the Parent Borrower, acting for itself and on behalf of the Subsidiary Borrower, shall include the consent to the assignment of such loan claims and the Borrower shall obtain a confirmed date stamp (kakutei-hizuke) immediately after the date of assignment.

(ii)	If a partial transfer of the position under this Agreement is made, both the Assigning Lender and the Succeeding Lender shall become the Lenders under this Agreement and

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
each provision under this Agreement shall be binding on such Lenders on or after the date of the transfer, and the Commitment Amount of the Assigning Lender in relation to the assigned tranche prior to the transfer of its contractual position (which shall be referred to as “Pre-assignment Commitment Amount” in this paragraph hereinafter) shall be reduced by an amount separately agreed on between the Assigning Lender and the Succeeding Lender (which shall be referred to as the “Reduced Amount” in this paragraph) and, thereafter, the Commitment Amount equal to the Reduced Amount shall apply to the Succeeding Lender. If the Assigning Lender has any loan claims in relation to such tranche (such loan claims shall be referred to as “Pre-assignment Loan claims” in this paragraph hereinafter), all claims in relation to the Pre-assignment Loan claims, including the principal thereof, and the interest and the default interest thereon and any other claims, shall be divided in proportion to the Reduced Amount divided by the Pre-assignment Commitment Amount (such proportion shall be referred to as “Reduced Ratio” in this paragraph hereinafter)) and such divided claims in accordance to the Reduced Ratio shall be transferred to the Succeeding Lender.

(iii)	The Succeeding Lender is a corporation which is a resident of Japan (with its principal office or branch or business offices registered under the laws of Japan in Japan; the same shall apply in this section and the following section), is able to perform its obligations under this Agreement and is not a running money lending business defined in Item 2 of article 2 of the Money Lending Business Act.

(iv)	If a partial transfer is made with respect to position under this Agreement, both of the value of (i) the Reduced Amount and (ii) the difference between the Pre-assignment Commitment Amount and the Reduced Amount are equal to or more than one (1) hundred million Yen.

(v)	No withholding tax or other taxes arise from any transfer or assignment, and there will be no increase in the amount of interest payable by the Borrower to the Succeeding Lender.

(vi)	The person who succeeds to the status of Tranche B Lender shall have its principal office or branch or business offices in the US and be able to perform its obligations under this Agreement.
(3)	All expenses arising from a transfer or assignment under the preceding paragraph shall be borne by the Assigning Lender or the Succeeding Lender; provided, however, that any Increased Costs incurred by the Succeeding Lender after the transfer or assignment shall be handled in accordance with the Increased Costs provisions of this Agreement. In addition, the Assigning Lender shall, on or before the date on which the transfer or assignment is made, pay to the Agent 525,000 Yen (including the consumption tax; in the case of a change in the tax rate due to a change in Laws and Ordinances, etc., the amount shall be 500,000 Yen plus the revised consumption tax on JPY500,000), in consideration of the procedures, etc., for such assignment, for each Succeeding Lender.
(4)	Notwithstanding the preceding three paragraphs, the Borrowers consent in advance to the Assignment For Syndication made by Sumitomo Mitsui Banking Corporation (provided, however, that the requirements as set out in each item of paragraph (2) of this section (excluding item (i)) shall apply to such Assignment For Syndication), and no Lender may transfer or assign to any third person its position under this Agreement and all or any part of its rights and obligations associated with such contractual position for the purposes other than the Assignment For Syndication during the period up to September 30, 2011. Other Lenders and the Borrowers shall provide cooperation in the Assignment For Syndication and notwithstanding the preceding paragraph, any and all expenses related to the Assignment For Syndication shall be borne by the Parent Borrower. In addition, with

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
respect to the Assignment For Syndication, no payment of the consideration for the administrative services by the Agent as set out in the preceding paragraph is required. The Assigning Lender and the Succeeding Lender who have made the Assignment For Syndication shall, if such Assignment For Syndication involves a transfer or assignment of loan claims, give notice to the Parent Borrower, acting for itself and on behalf of the Subsidiary Borrower, about the transfer or assignment of such loan claims with a confirmed date stamp (kakutei-hizuke).

10.10	Assignment of Loan Claims

(1)	Unless otherwise provided for in this Agreement, a Lender may, after the Commitment Period expires, assign its loan claims subject to the satisfaction of all requirements set out in each item below (an assignment of loan claim during the Commitment Period of a Lender shall be in accordance with the provisions of the preceding section). The Assignor and the Assignee shall, immediately after the date of the assignment, perfect the assignment against third persons and obligors. In this case, the Assignor and the Assignee, under their joint names, and the Borrower individually, shall notify the Facility Agent of the fact that such assignment was made, and in the case that the Agent incurs any Damages, etc. in relation to the perfection, the Assignor and the Assignee shall bear them. In the case of an assignment of loan claims pursuant to this paragraph, all rights relating to the assigned loan claims among the rights of the Assignor under this Agreement shall transfer to the Assignee, and all of the obligations relating to the assigned loan claims among the obligations of the Assignor under this Agreement shall be assumed by the Assignee. The Borrowers consent in advance to the transfer or assignment of rights to, and assumption of obligations by, the Assignee. Also, the Borrowers consent in advance to the transfer or assignment of such loan claims, the assumption by the Assignee of the guarantee under this Agreement and changes in guaranteed obligations and the Borrowers shall take all the measures required associated with the assumption of the guarantee under this Agreement (including but not limited to perfection procedures). The Assignee shall be treated as the Lender in connection with the application of the provisions of this Agreement in relation to such loan claims.
(i)	The Assignee shall be bound by the provisions relating to the loan claims of this Agreement in relation to the loan claims assigned to the Assignee (the Assignee shall not bear any Lending Obligations).

(ii)	The Assignee is a corporation which is a resident of Japan and is able to perform its obligations under this Agreement.

(iii)	The loan claims of the relevant Individual Loan shall be assigned in whole.

(iv)	No withholding tax or other taxes arise from the assignment, and there will be no increase of the interest to be paid by the Borrowers to the Assignee.

(v)	The person who succeeds to the status of Tranche B Lender shall have its principal office or branch or business offices in the US and be able to perform its obligations under this Agreement.
(2)	All expenses arising from the assignment under the preceding section shall be borne by the Assignor and the Assignee. The Increased Cost provision of this Agreement shall apply with respect to any Increased Costs arising after the assignment. In addition, the Assignor shall, on or before the date on which the assignment is made, pay to the Agent 525,000 Yen (including the consumption tax; in the case of a change in the tax rate due to a change in Laws and Ordinances, etc., the amount shall be 500,000 Yen plus the revised consumption tax on 500,000 Yen), in consideration of the procedures, etc., for such assignment, for each Assignee and each Individual Loan.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(3)	Notwithstanding the preceding two paragraphs, no Lender may transfer or assign to any third person its loan claims for the purposes other than the Assignment For Syndication during the period up to September 30, 2011.

10.11	General Provisions

(1)	Disclosure of Information

The Borrowers shall not object to the disclosure of the information in each of the following cases.
(i)	In the case where a notice of refusal to make an Individual Loan has been given by a Non-lending Lender, or if any of the Events of Default have occurred, or if a decision of the Majority Lenders or the Tranche Majority Lenders has been required, the Agent and the Lenders (if a decision of the Tranche Majority Lenders is required, for purposes of the term “Lenders” here shall include not only the Lenders of such tranche but also the Lenders of the other Tranche) may disclose any information with regard to the Borrower and transactions with the Borrower, which either party has obtained through this Agreement or an agreement other than this Agreement, to the extent reasonably required.

(ii)	On a transfer of the contractual position or an assignment of loan claims under this Agreement, or an execution of a guarantee agreement without entrustment by a Borrower (including provision of real property as guarantee for a third person’s obligations (butsujou hoshou)) or a debt assumption agreement, or a sale of participation interest in relation to the loan claims under this Agreement (loan participation), the Lender may disclose any information with regard to this Agreement to an assignee (including a Succeeding Lender), a guarantor, a person who is to assume obligations, a purchaser of the loan participation and a person considering such assignment, guarantee, assumption of debts or loan participation (including an intermediary of such transaction), on the condition that the Lender shall cause such other person to agree to be bound by the confidentiality obligations. The information with regard to this Agreement as referred to in this paragraph shall mean any information regarding the credit of the Borrower that has been obtained in connection with this Agreement, any information regarding the contents of this Agreement and other information incidental thereto, and any information regarding the contents of the loan claims in relation to which the transactions are effected and other information incidental thereto, and shall not include any information regarding the Borrower that has been obtained in connection with any agreement other than this Agreement.
(2)	Default Interest

In the case where the Borrower defaults on its performance of an obligation under this Agreement to a Lender or the Agent, the Borrower shall, immediately upon the request of the Agent and in accordance with provisions of this Agreement, for the period from (and including) the day on which the defaulted obligation (which shall hereinafter in this paragraph be referred to as “Defaulted Obligation”) should have been performed to (and including) the day on which the Defaulted Obligation is performed in full, pay default interest calculated by multiplying the amount of the Defaulted Obligation by the rate of 14% per annum. The calculation method for default interest shall be on a per diem basis, inclusive of first and exclusive of last day, wherein divisions shall be done at the end of the calculation and rounding down any fractions less than the Minimum Currency Unit.

(3)	Expenses and Taxes and Public Charges, etc.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(i)	All expenses (including attorneys fees) arising from the preparation of this Agreement and its amendment and/or revision, and all expenses (including attorneys fees) incurred by the Lenders and the Agent to ensure and enforce their rights under this Agreement or to perform their obligations, shall all be borne by the Parent Borrower, as long as not in breach of Laws and Ordinances, etc. and in the case where a Lender or the Agent bears any such expenses on behalf of the Parent Borrower, the Parent Borrower shall pay such amount in accordance with the provisions of this Agreement immediately upon request by the Agent.

(ii)	All stamp taxes and other similar Taxes and Public Charges, etc. arising in connection with the preparation, amendment, enforcement, etc. of this Agreement shall be borne by the Parent Borrower, and in the case where a Lender or the Agent bears any such Taxes and Public Charges, etc. on behalf of the Parent Borrower, the Parent Borrower shall immediately pay such amount in accordance with the provisions of this Agreement immediately upon request by the Agent.

(iii)	Any Lender that does not have its principal office in Japan shall, promptly after the execution of this Agreement, obtain a certificate of exemption from withholding tax for a foreign entity or non-resident from the competent tax authority, and submit a copy the certificate to the Borrower through the Agent. In addition, any Lender for which the expiration date of such certificate of exemption from withholding tax will fall during the period from the date of execution of this Agreement to the date of termination of this Agreement and of the receipt of repayment in regard to all Outstanding Individual Loan Amount shall submit in the same way promptly after the expiration of such period a certificate of exemption valid for the period after the expired period. In the event that the Agent incurs any Damages, etc. as a result of certain Lender not fulfilling its obligations of this item, such Lenders shall bear such amounts.

(iv)	The provisions of the preceding item shall apply to any Succeeding Lender and any Assignee in the case of an assignment of contractual position or loan claims under this Agreement.
(4)	Amendments

This Agreement may not be amended except with a written agreement of all the Borrowers, all the Lenders and the Agent. In the case where only one of the Tranches is amended, the Lenders of the other Tranche shall not unreasonably withhold their agreement to such amendment.

(5)	Burden of Risk, Exemptions, and Damages and Indemnity
(i)	If any documents furnished by a Borrower to the Agent or Lenders are lost, destroyed, or damaged by any accident, natural disaster, or other unavoidable cause, the Borrower shall, upon consultation with the Agent, perform its obligations under this Agreement based on the books, vouchers, and other records the Agent or the relevant Lenders have or keep. The Borrower shall, upon request of the Agent or Lenders through the Agent, promptly prepare substitute documents and furnish them to the Agent or the relevant Lenders through the Agent.

(ii)	If a Lender or the Agent performs a transaction after comparing, with due care, the seal impression of the representative and the agent of a Borrower used for the transaction in relation to this Agreement with the seal impression or the signature submitted by the Borrower in advance, and finding no discrepancy between them, the Parent Borrower shall

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
bear any Damages incurred as a result of any forgery, alteration, theft, or other accident to such seal or signature.

(iii)	Any Damages, etc. incurred by Lenders or the Agent as a result of a breach of this Agreement by a Borrower shall be borne by the Parent Borrower.
(6)	Severability

If any part of the provisions of this Agreement become invalid, illegal, or unenforceable, the validity, legality and enforceability of any other provisions thereof shall in no way be impaired or affected thereby.

(7)	Calculations
(i)	Unless otherwise expressly provided, for purposes of any calculation under this Agreement, the actual days shall be calculated by including the first day and the last day, on a per diem basis, wherein divisions shall be done at the end of the calculation, and fractions less than the Minimum Currency Unit shall be rounded down.

(ii)	Unless otherwise provided for in this Agreement, if per diem calculation is to be undertaken under this Agreement, calculation shall be done on the basis of a year of 365 days in relation to Japanese Yen, and 360 days in relation to US Dollars.

(iii)	Unless otherwise provided for in this Agreement, if it is necessary to convert the amount denominated in US Dollar to the amount denominated in Japanese Yen, the calculation shall be made by using the TTM rate (which shall not be changed even if such rate is later withdrawn or revised) published by the Facility Agent at 10 am, or as close thereafter as possible, Tokyo time, of the date on which such conversion is required.
(8)	Preparation of Notarial Deed

Each Borrower shall, at any time upon request of the Agent or the Majority Lenders, take necessary procedures to entrust a notary public to execute a notarized deed acknowledging the obligations under this Agreement and agreeing to compulsory enforcement with regard thereto.

(9)	Continuation of Rights

No failure of the Agent and a Lender in exercising any rights under this Agreement or a delay in the time of such exercise shall, in any event, be interpreted as waiver of such right by the Agent and the Lender or exemption from, or reduction of, the obligations of the Borrower, and shall have any effect on the rights and obligations of the Agent and the Lender.

(10)	Non-applicability of Bank Transactions Agreement, etc.

The agreements on bank transactions or other similar agreements, if any, separately submitted to a Lender by the Borrower, or entered into between a Borrower and a Lender shall not apply to this Agreement and the transactions contemplated in this Agreement.

(11)	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have the non-exclusive jurisdiction over any disputes arising out of or in connection with this Agreement, provided, however, that the provisions of MAE in this Agreement shall be governed by the laws of

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
Delaware, and the courts of Delaware shall have exclusive jurisdiction over any disputes of whether or not an MAE has occurred.

(12)	EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

(13)	Complete agreement

This Agreement contains the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

(14)	Language

This Agreement shall be prepared in the Japanese language and the Japanese language version shall be the original copy.

(15)	Consultation

In case any matters not provided for in this Agreement arises, or any doubt among the parties with respect to the interpretation of this Agreement arises, the Borrowers and the Lenders shall consult through the Agent and shall determine actions to be taken therefor.

(16)	US Patriot Act Notification

Under the US Patriot Act, the Lenders hereby notify the obligors under this Agreement in writing that such Lenders shall be required to obtain, verify, inspect and record information which information includes the name and address of the obligors under this Agreement and other information necessary for the identification of the obligors under this Agreement pursuant to the US Patriot Act. Each obligor under this Agreement agrees that it will provide each Lender with such information as it may request in order for such Lender to satisfy the requirements of the US Patriot Act.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
In witness of the above, this Agreement has been prepared in one original, and upon signing and affixing seals by the representative or its agent of the Borrower, the Lenders, the Agent and the Back-up Agent, and the Agent shall keep it for itself, the Lenders, the Borrower and the Back-up Agent.

March 31, 2011

[revenue stamp in the amount of ¥600,000]
PARENT BORROWER: TOMY COMPANY LTD.

/s/ TOMY COMPANY LTD.

SUBSIDIARY BORROWER: GALAXY DREAM CORPORATION

/s/ GALAXY DREAM CORPORATION

AGENT: SUMITOMO MITSUI BANKING CORPORATION

/s/ SUMITOMO MITSUI BANKING CORPORATION

LENDER: SUMITOMO MITSUI BANKING CORPORATION

/s/ SUMITOMO MITSUI BANKING CORPORATION

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 1
Contact Details of Parties
Initial Commitment Amounts of Lenders
and
Method of Notices
1.	Borrower
(1)	Parent Borrower

Parent Borrower and
Department	Address	Tel ☐ Fax
TOMY COMPANY, LTD. Administrative part,	7-9-10 Tateishi, Katsushika-ku, Tokyo 124-8511 Japan	03-5654-1225 03-5654-1325

accountants’ room, Financial Affairs Division
(2)	Subsidiary Borrower

Subsidiary Borrower and
Department	Address	Tel/Fax
GALAXY DREAM CORPORATION	3 MacArthur Place, Suite 950, Santa Ana, CA 92707	(949) 955-1030 (949) 955-1037
2.	Agent

(1)	Facility Agent

Facility Agent and
Department	Address	Tel ☐ Fax
Sumitomo Mitsui Banking Corporation	13-6 Kodenma-cho, Nihonbashi, Chuo-ku, Tokyo 103-0001 Japan	81-3-5640-6688 81-3-5695-5214
Market Administration Center

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
(2)	Paying Agent

Paying Agent and
Department	Address	Tel/Fax
Domestic Paying Agent Sumitomo Mitsui Banking Corporation Market Administration Center Syndication Group	13-6 Kodenma-cho, Nihonbashi, Chuo-ku, Tokyo 103-0001 Japan	81-3-5640-6688 81-3-5695-5214

oversea Paying Agent Sumitomo Mitsui Banking Corporation Corporate Banking Dept.1 Americas Division (Los Angeles)	601 South Figueroa Street, Suite1800 Los Angeles, CA 90017	(213)-452-7876 (213)-623-6832
3.	Lenders

(1)	Tranche A Lenders

	Initial
	Commitment
Lender and Department	Amount	Address	Tel ☐ Fax
Sumitomo Mitsui Banking Corporation (Domestic Office) Tokyo-chuo Whole Sale Department	¥35,000,000,000	2-3-4,Nihonbashi, Chuo-ku, Tokyo 103-0027 Japan	03-3272-7386 03-3272-7140
(2)	Tranche B Lenders

	Initial
	Commitment
Lender and Department	Amount	Address	Tel/Fax
Sumitomo Mitsui Banking Corporation Corporate Banking Dept.1 Americas Division (Los Angeles)	¥15,000,000,000	601 South Figueroa Street, Suite1800 Los Angeles, CA 90017	(213)-452-7876 (213)-623-6832
4.	Methods of Notice

	All notices under this Agreement shall be in writing, shall clearly state that they are being made

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
pursuant to this Agreement, and shall be made by one of the methods set out below to the address of the intended recipient notified to the other parties pursuant to this Agreement. Each party to this Agreement shall be able to change its address by a notice of change of address to the Facility Agent.
(i)	direct hand delivery;

(ii)	registered mail or courier service; or

(iii)	fax transmission (provided that, in the case of the method in item (iii), for the notices listed below, the original shall be sent afterwards to the counterparty by either of the methods (i) or (ii) above):
(a)	receipt;

(b)	notice to be given by a Borrower to the Facility Agent with regards to receipt of service of order of provisional attachment, preservative attachment, or attachment of a loan claim;

(c)	report to the Facility Agent of seal or signature on the stipulated form or any change to the matters reported to the Facility Agent; and

(d)	any notice other than the above for which the recipient requests the original for any legitimate reason.
‚	Notices under  above shall be effective, in the case of fax, upon confirmation of receipt, and for the other methods, at the time of actual receipt.

5.	Change to Reported Matters

	In the case of a change in the trade name, representative, agent, signature, seal, location, or any other matter which has been reported to the Facility Agent, the Lenders and the Borrowers shall promptly notify the Facility Agent in writing. In case there is any change to the matters above in relation to the Facility Agent or in case of a change to the address of any of the Borrowers or the Lenders, the Facility Agent shall promptly notify in writing all the Lenders and the Borrowers of such fact.

‚	In case any notice under this Agreement has delayed or has not arrived as a result of a delay in report under the preceding item, it shall be deemed to have arrived at the time it should have arrived absent such delay.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 2-1
Commitment Fee Calculation Period,
Schedule of Repayment of Principal and
Schedule of Payment of Interest for Tranche A
1	Commitment fee calculation period

	Commitment Fee Calculation	Commitment Fee Calculation
	Period Commencement Date	Period End Date
First Period	Commitment Term commencement date	April 28, 2011

Second Period	The next day of the Commitment Fee Calculation Period End Date of the first period	May 31, 2011

Third Period	The next day of the Commitment Fee Calculation Period End Date of the second period	June 30, 2011

Fourth Period	The next day of the Commitment Fee Calculation Period End Date of the third period	July 29, 2011

Fifth Period	The next day of the Commitment Fee Calculation Period End Date of the fourth period	August 31, 2011

Sixth Period	The next day of the Commitment Fee Calculation Period End Date of the fifth period	September 30, 2011

Seventh Period	The next day of the Commitment Fee Calculation Period End Date of the sixth period	December 31, 2011

Eighth Period	The next day of the Commitment Fee Calculation Period End Date of the seventh period	Commitment Period Expiration Date

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
2	Schedule of repayment of principal of each Individual Loan

Principal Repayment Date	Principal Repayment Amount
June 30, 2012	2.5% of the initial advanced amount
September 30, 2012	2.5% of the initial advanced amount
December 31, 2012	2.5% of the initial advanced amount
March 31, 2013	2.5% of the initial advanced amount
June 30, 2013	2.5% of the initial advanced amount
September 30, 2013	2.5% of the initial advanced amount
December 31, 2013	2.5% of the initial advanced amount
March 31, 2014	2.5% of the initial advanced amount
June 30, 2014	2.5% of the initial advanced amount
September 30, 2014	2.5% of the initial advanced amount
December 31, 2014	2.5% of the initial advanced amount
March 31, 2015	2.5% of the initial advanced amount
June 30, 2015	2.5% of the initial advanced amount
September 30, 2015	2.5% of the initial advanced amount
December 31, 2015	2.5% of the initial advanced amount
March 31, 2016	2.5% of the initial advanced amount
June 30, 2016	2.5% of the initial advanced amount
September 30, 2016	2.5% of the initial advanced amount
December 31, 2016	2.5% of the initial advanced amount
March 31, 2017 (Maturity Date)	The remaining amount after deducting the total amount repaid by the preceding repayment date from the initial advanced amount

(*)	Initial advanced amount shall mean the total amount of the Tranche A Individual Loan advanced by each Tranche A Lender pursuant to the Drawdown Application of the relevant loan.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
The distribution to each Tranche A Lender of the repayment amount on each Payment Date of principal shall be conducted as follows:

Each Tranche A Lender
	other than SMBC	SMBC
On the Payment Date of Principal other than the Maturity Date	The amount derived by multiplying the repayment amount of principal by the ratio of the aggregate principal amount of the Outstanding Individual Loan Amount of all the Tranche A Lenders in relation to such loan to the aggregate Outstanding Individual Loan Amount of the relevant Tranche A Lender in relation to such loan (fraction less than the Minimum Currency Unit shall be rounded down)	The remaining amount after deducting the total amount paid to each Tranche A Lender in accordance with the left column from the repayment amount of principal

On the Maturity Date	For each Tranche A Lender, the whole amount of principal of the Outstanding Individual Loan Amount in relation to Tranche A
3.	Schedule of payment of interest of each Individual Loan

Interest Payment Date
April 30, 2011
May 31, 2011
June 30, 2011
July 31, 2011
August 31, 2011
September 30, 2011
December 31, 2011
March 31, 2012
June 30, 2012
September 30, 2012
December 31, 2012

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

March 31, 2013
June 30, 2013
September 30, 2013
December 31, 2013
March 31, 2014
June 30, 2014
September 30, 2014
December 31, 2014
March 31, 2015
June 30, 2015
September 30, 2015
December 31, 2015
March 31, 2016
June 30, 2016
September 30, 2016
December 31, 2016
March 31, 2017 (Maturity Date)

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 2-2
Commitment Fee Calculation Period,
Schedule of Repayment of Principal and
Schedule of Payment of Interest for Tranche B
1	Commitment fee calculation period

	Commitment Fee Calculation	Commitment Fee Calculation
	Period Commencement Date	Period End Date
First Period	Commitment Term commencement date	April 28, 2011

Second Period	The next day of the Commitment Fee Calculation Period End Date of the first period	May 31, 2011

Third Period	The next day of the Commitment Fee Calculation Period End Date of the second period	June 30, 2011

Fourth Period	The next day of the Commitment Fee Calculation Period End Date of the third period	July 29, 2011

Fifth Period	The next day of the Commitment Fee Calculation Period End Date of the fourth period	August 31, 2011

Sixth Period	The next day of the Commitment Fee Calculation Period End Date of the fifth period	September 30, 2011

Seventh Period	The next day of the Commitment Fee Calculation Period End Date of the sixth period	December 31, 2011

Eighth Period	The next day of the Commitment Fee Calculation Period End Date of the seventh period	Commitment Period Expiration Date

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
2	Schedule of repayment of principal of each Individual Loan

Principal Repayment Date	Principal Repayment Amount
June 30, 2012	2.5% of the initial advanced amount
September 30, 2012	2.5% of the initial advanced amount
December 31, 2012	2.5% of the initial advanced amount
March 31, 2013	2.5% of the initial advanced amount
June 30, 2013	2.5% of the initial advanced amount
September 30, 2013	2.5% of the initial advanced amount
December 31, 2013	2.5% of the initial advanced amount
March 31, 2014	2.5% of the initial advanced amount
June 30, 2014	2.5% of the initial advanced amount
September 30, 2014	2.5% of the initial advanced amount
December 31, 2014	2.5% of the initial advanced amount
March 31, 2015	2.5% of the initial advanced amount
June 30, 2015	2.5% of the initial advanced amount
September 30, 2015	2.5% of the initial advanced amount
December 31, 2015	2.5% of the initial advanced amount
March 31, 2016	2.5% of the initial advanced amount
June 30, 2016	2.5% of the initial advanced amount
September 30, 2016	2.5% of the initial advanced amount
December 31, 2016	2.5% of the initial advanced amount
March 31, 2017 (Maturity Date)	The remaining amount after deducting the total amount repaid by the preceding repayment date from the initial advanced amount

(*)	Initial advanced amount shall mean the total amount of the Tranche B Individual Loan advanced by each Tranche B Lender pursuant to the Drawdown Application of the relevant loan.
The distribution to each Tranche B Lender of the repayment amount on each Payment Date of principal shall be conducted as follows:

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

Each Tranche B Lender
	other than SMBC	SMBC
On the Payment Date of Principal other than the Maturity Date	The amount derived by multiplying the repayment amount of principal by the ratio of the aggregate principal amount of the Outstanding Individual Loan Amount of all the Tranche B Lenders in relation to such loan to the aggregate Outstanding Individual Loan Amount of the relevant Tranche B Lender in relation to such loan (fraction less than the Minimum Currency Unit shall be rounded down)	The remaining amount after deducting the total amount paid to each Tranche B Lender in accordance with the left column from the repayment amount of principal

On the Maturity Date	For each Tranche B Lender, the whole amount of principal of the Outstanding Individual Loan Amount in relation to Tranche B
3.	Schedule of payment of interest of each Individual Loan

Interest Payment Date
April 30, 2011
May 31, 2011
June 30, 2011
July 31, 2011
August 31, 2011
September 30, 2011
December 31, 2011
March 31, 2012
June 30, 2012
September 30, 2012
December 31, 2012
March 31, 2013
June 30, 2013

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

September 30, 2013
December 31, 2013
March 31, 2014
June 30, 2014
September 30, 2014
December 31, 2014
March 31, 2015
June 30, 2015
September 30, 2015
December 31, 2015
March 31, 2016
June 30, 2016
September 30, 2016
December 31, 2016
March 31, 2017 (Maturity Date)

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 3-1
Date:
To:           Facility Agent
Address:
Name:
(Parent Borrower: Tomy Company Ltd.)       [SEAL]
DRAWDOWN APPLICATION
(TRANCHE A)
We, pursuant to the provisions of the Close & Sell Type Commitment Type Syndicated Loan Agreement (“Agreement”; the terms used in this Drawdown Application shall have the meanings given in the Agreement) entered into as of March 31, 2011 for a total initial Commitment Amount at the time of execution of JPY50,000,000,000 with your company as Facility Agent, hereby apply for an advance of a loan in the content set out below.
We, as of the time of the Proposed Drawdown Date set out below, hereby confirm that (i) all the conditions precedent in relation to Tranche A provided under this Agreement are fulfilled, (ii) we are in compliance with all obligations under the Agreement, and (iii) all the representations and warranties by us under the Agreement are true and correct, and covenant that we will bear all losses, expenses, and other damages incurred by your bank, as the Facility Agent, or the Lenders, as a result of such confirmation not being true.
Details

Borrower	Tomy Company Ltd. (Parent Borrower)

Currency	Japanese Yen

Amount	JPY[ ]

Proposed Drawdown Date	mm/dd/yyyy (day)

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

Use of Funds

Total Number of Advancement of Individual Loan (including this loan)	[ ] times
The provisions of this Agreement shall apply in relation to the Payment Dates of principal and interest and repayment amount of principal and holiday adjustments of Payment Dates of principal and interest in case an Individual Loan has been extended pursuant to this drawdown application.

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE
SCHEDULE 3-2
Date:
To:           Facility Agent
Address:
Name:
(Parent Borrower: Tomy Company Ltd.)      [SEAL]
DRAWDOWN APPLICATION
(TRANCHE B)
We, pursuant to the provisions of the Close & Sell Type Commitment Type Syndicated Loan Agreement (“Agreement”; the terms used in this Drawdown Application shall have the meanings given in the Agreement) entered into as of March 31, 2011 for a total initial Commitment Amount at the time of execution of JPY50,000,000,000 with your company as Facility Agent, hereby apply (as a Principal / on behalf of the Subsidiary Borrower) for an advance of a loan in the content set out below.
We, as of the time of the Proposed Drawdown Date set out below, hereby confirm that (i) all the conditions precedent in relation to Tranche A provided under this Agreement are fulfilled, (ii) the Borrowers are in compliance with all obligations under the Agreement, and (iii) all the representations and warranties by the Borrowers under the Agreement are true and correct, and covenant that we will bear all losses, expenses, and other damages incurred by your bank, as the Facility Agent, or the Lenders, as a result of such confirmation not being true.
Details

Borrower	Tomy Company Ltd. (Parent Borrower) Galaxy Dream Corporation (Subsidiary Borrower)

Currency	Japanese Yen (in case of Parent Borrower) US Dollars (in case of Subsidiary Borrower)

Amount	JPY[ ]
(in case of Parent Borrower)

USD[ ] (equivalent to JPY[ ])
(in case of Subsidiary Borrower)

Note: The Drawdown Amount shall be requested in JPY.
The JPY amount shall be converted into the USD

TRANSLATION OF THE ORIGINAL AGREEMENT IN JAPANESE

amount at the TTM rate on the date of this Drawdown Application and the amount less than 1 cent shall be rounded down.

Proposed Drawdown Date	mm/dd/yyyy (day)

Use of Funds

Total Number of Advancement of Individual Loan (including this loan)	[ ] times
The provisions of this Agreement shall apply in relation to the Payment Dates of principal and interest and repayment amount of principal and holiday adjustments of Payment Dates of principal and interest in case an Individual Loan has been extended pursuant to this drawdown application.